EXHIBIT 10.1

EXECUTION VERSION
The MARC Tower 1 129 Rivonia Road Sandton Johannesburg South Africa 2196 P O Box 783347 Sandton South Africa 2146 Docex 152 Randburg tel +2711 269 7600 info@ENSafrica.com ENSafrica.com

SECOND AMENDMENT AND RESTATEMENT AGREEMENT

in relation to the Existing Facility Agreement (as defined herein)

entered into between

RENERGEN LIMITED

(as Borrower)

and

THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

(as Lender)

and counter-signed by ASP Isotopes South Africa Proprietary Limited (as subordinated creditor under the Subordination Agreement) for the purpose of giving the assurances and confirmations in Clause 5 (Further assurances) of this Agreement

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TABLE OF CONTENTS

Clause number and description		Page

1	DEFINITIONS AND INTERPRETATION	3
2	BACKGROUND	4
3	AMENDMENT AND RESTATEMENT	5
4	REPRESENTATIONS AND WARRANTIES	5
5	FURTHER ASSURANCES	5
6	CONSTRUCTION	6
7	GOVERNING LAW	6

Schedule 1 – Conditions Precedent	7

Schedule 2 – Amended and Restated Facility Agreement	9

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This Agreement is entered into between:

(A)	Renergen Limited (Registration No. 2014/195093/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa as borrower (the ”Borrower”); and

(B)	The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) (Registration No. 1962/000738/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa as lender (the ”Lender”), and counter-signed by ASP Isotopes South Africa Proprietary Limited (Registration No. 2021/701779/07) (as subordinated creditor under the Subordination Agreement) (“ASPSA”) for the purpose of giving the assurances and confirmations in Clause 5 (Further assurances) of this Agreement.

It is agreed as follows:

1. DEFINITIONS AND INTERPRETATION

1.1. Definitions

In this Agreement, capitalised terms and expressions used herein and not otherwise defined shall have the meanings given to them in the Existing Facility Agreement, and:

1.1.1. “Agreement” means this agreement and its schedules, which amends and restates the Existing Facility Agreement;

1.1.2. “Amended and Restated Facility Agreement” means the Existing Facility Agreement as amended and restated in the form set out in Schedule 2 (Amended and Restated Facility Agreement) hereto;

1.1.3. “Amendment Effective Date” means the date stipulated as such in the CP Confirmation to the Borrower;

1.1.4. “Amendment Documents” means:

1.1.4.1. this Agreement;

1.1.4.2. the Borrower Security Cession Agreement;

1.1.4.3. the Put Option Agreement;

1.1.4.4. the Security Release Agreement; and

1.1.4.5. any other document designated as an “Amendment Document” by the Lender and the Borrower at any time before the Amendment Effective Date;

1.1.5. “Borrower Security Cession Agreement” means the cession in securitatem debiti agreement dated on or about the Signature Date between the Borrower (as cedent) and the Lender (as cessionary), pursuant to which the Borrower cedes to the Lender in securitatem debiti its rights, claims and interests in and to the Collateral Account from time to time;

1.1.6. “Collateral Account” means:

1.1.6.1. the following interest bearing ZAR bank account of the Borrower held with the Lender:

Account Name:	Renergen LTD Collateral
Account type:	Business Cheque Account
Account number:	001046942
Bank:	The Standard Bank of South Africa Limited
Branch name:	Johannesburg
Branch code:	000205, and

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1.1.6.2. any other bank account designated as such, in writing, by the Lender and the Borrower,

and includes, in each case, all monies standing to the credit of any such bank account;

1.1.7. “CP Confirmation” means the written confirmation from the Lender to the Borrower, in which it confirms:

1.1.7.1. that it has received (or has waived the requirement to receive) all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) to this Agreement in a form and in substance to its satisfaction; and

1.1.7.2. the Amendment Effective Date;

1.1.8. “Existing Facility Agreement” means the written ZAR155,000,000 (one hundred and fifty-five million Rand) term loan facility agreement entered into on 30 August 2024 between the Borrower and the Lender, as amended and restated on 12 December 2025;

1.1.9. “NTIGT Pledged Shares” means all the current and future shares held by NTIGT in the issued capital of ASPI and all NTIGT's related rights, claims and interest in and against ASPI;

1.1.10. “Parties” means the Borrower and the Lender, and “Party” shall mean either of them;

1.1.11. “Put Option Agreement” means the put option agreement, entered into on or about the date of this Agreement, between the Lender (as option holder), ASPI (as option grantor) and the Borrower, pursuant to which, among other things, the Lender has a right (but not an obligation) to sell the NTIGT Pledged Shares to ASPI;

1.1.12. “Security Release Agreement” means the security release agreement dated on or about the Signature Date, between the Lender, MATC Investments (RF) Proprietary Limited and CRT Investments (RF) Proprietary Limited, pursuant to which certain Security created for the obligations of the Borrower under the Existing Facility Agreement is released;

1.1.13. “Signature Date” means the date of last signature of this Agreement by the Parties and ASPSA; and

1.1.14. “South Africa” means the Republic of South Africa.

1.2. Interpretation

The rules of interpretation set out in Clause 1.2 (Construction) and Clause 1.3 (Third party rights) of the Existing Facility Agreement shall apply to this Agreement.

2. BACKGROUND

2.1. The Parties have entered into the Existing Facility Agreement.

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2.2. The Parties have agreed to enter into this Agreement to, among other things:

2.2.1. record:

2.2.1.1. the extension of the tenor of the Loan;

2.2.1.2. their agreement to capitalise all accrued but unpaid interest under the Existing Facility Agreement as at the Interest Capitalisation Date (as defined in the Amended and Restated Facility Agreement), increasing the principal amount of the Loan by a corresponding amount;

2.2.1.3. the obligation of the Borrower to provide additional Security for its obligations under the Finance Documents in the form of a security cession over the Collateral Account and monies standing to the credit of the Collateral Account on the terms set out in the Borrower Security Cession Agreement;

2.2.1.4. the terms on which the Lender agrees to enforce the Security created in its favour under the NTIGT Guarantee, Pledge and Cession Agreement before enforcing the Security created in its favour under the Borrower Security Cession Agreement;

2.2.1.5. the entry into the Put Option Agreement; and

2.2.1.6. the entry into the Security Release Agreement; and

2.2.2. record assurances from ASPSA in relation to the continued validity of the Subordination Agreement, notwithstanding the amendments to the Existing Facility Agreement.

2.3. This Agreement is designated a Finance Document.

3. AMENDMENT AND RESTATEMENT

3.1. With effect from the Amendment Effective Date and notwithstanding the date of this Agreement, the Parties agree to amend and restate the Existing Facility Agreement in the form set out in Schedule 2 (Amended and Restated Facility Agreement) to this Agreement.

3.2. If the Amendment Effective Date has not occurred by 17 August 2026 (or by such later date as the Lender may agree to in writing on or before 17 August 2026), Clause 3.1 shall never take effect or become binding on the Borrower and the Lender or enforceable by any of the Parties and the Existing Facility Agreement shall remain in full force and effect without amendment.

4. REPRESENTATIONS AND WARRANTIES

The Borrower makes each of the representations and warranties set out in Clause 17 (Representations) of the Existing Facility Agreement to the Lender on the Signature Date and on the Amendment Effective Date, in each case by reference to the facts and circumstances then existing, and as if each reference in those representations and warranties to “this Agreement” or “the Finance Documents”, as applicable, includes a reference to this Agreement.

5. FURTHER ASSURANCES

5.1. Continued validity of Finance Documents:

5.1.1. Save as expressly varied by this Agreement, the Existing Facility Agreement is confirmed and shall remain in full force and effect as the legal, valid and binding rights and obligations of the parties thereto, enforceable in accordance with its terms.

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5.1.2. ASPSA confirms and agrees that, notwithstanding the amendments effected by this Agreement (however fundamental), the Subordination Agreement and each of the undertakings given by it in favour of the Lender in the Subordination Agreement shall:

5.1.2.1. continue in full force and effect;

5.1.2.2. continue to constitute legal, valid and binding obligations of ASPSA; and

5.1.2.3. not be released, reduced or impaired by the execution and/or performance of this Agreement or any other document or agreement entered into pursuant to or contemplated by this Agreement.

6. CONSTRUCTION

6.1. Subject to Clause 3 (Amendment and Restatement) of this Agreement and except where inconsistent with the provisions of this Agreement, the terms of the Existing Facility Agreement are confirmed and shall remain in full force and effect.

6.2. From the Amendment Effective Date, the Existing Facility Agreement and this Agreement shall be read and construed as one document and references in the Existing Facility Agreement to “this Agreement” and to each Finance Document shall be read and construed as references to the Existing Facility Agreement as amended and restated by this Agreement.

6.3. Clause 16 (Costs and Expenses), Clause 23 (Notices), Clause 25 (Partial Invalidity), Clause 26 (Remedies and Waivers) and Clause 36 (Enforcement) of the Existing Facility Agreement are deemed to be incorporated herein mutatis mutandis and shall apply hereto as if repeated herein in full, provided that any reference to “this Agreement” therein shall be a reference to this Agreement.

6.4. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall have the same effect as if the signatures on each counterpart were on a single copy of this Agreement.

7. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by the laws of South Africa.

[SIGNATURE PAGES FOLLOW]

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Schedule 1 – Conditions Precedent

1. Corporate documents

1.1. A copy of the constitutional documents of the Borrower and ASPI.

1.2. A copy of the resolutions of the board of directors of the Borrower and ASPI:

1.2.1. approving the terms of, and the transactions contemplated by, the Amendment Documents to which it is a party and resolving that it execute the Amendment Documents to which it is a party;

1.2.2. authorising a specified person or persons to execute the Amendment Documents to which it is a party on its behalf; and

1.2.3. authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment Documents to which it is a party.

1.3. A specimen of the signature of each person authorised by the resolution referred to in Clause 1.2 of this Schedule 1 (Conditions Precedent).

1.4. To the extent required by the Companies Act, 2008 or other applicable law, and with reference to the constitutional documents of the Borrower, a copy of a resolution duly passed by all the holders of its issued shares, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

1.5. A certificate of the Borrower and ASPI (signed by a director or other equivalent officer):

1.5.1. confirming, only in the case of the Borrower, that borrowing or guaranteeing or securing, as appropriate, the Commitment would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded;

1.5.2. confirming that it is not unable to pay its debts and will not become unable to do so as a consequence of entering into, and performing its obligations under, the Finance Documents to which it is a party; and its assets currently exceed its liabilities (taking into account its actual, contingent and prospective liabilities); and

1.5.3. certifying that each copy document relating to it and specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

2. Finance Documents

2.1. The following Finance Documents, duly executed by the parties thereto:

2.1.1. this Agreement;

2.1.2. the Borrower Security Cession Agreement;

2.1.3. the Put Option Agreement; and

2.1.4. the Security Release Agreement.

2.2. A copy of each notice required to be sent (and acknowledgement required to be procured) by the Borrower in relation to the Borrower Security Cession Agreement.

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3. Legal opinions

A capacity, authority and enforceability legal opinion by the Lender’s Legal Counsel, substantially in the form distributed to the Lender prior to signing this Agreement.

4. Other documents and evidence

4.1. The Original Financial Statements of the Borrower.

4.2. Evidence that the aggregate amount standing to the credit of the Collateral Account, is at least equal to, and is denominated in the same currency as, the Commitment.

4.3. Evidence that the aggregate amount standing to the credit of the Collateral Account comprises new cash injected into the Borrower by ASPI.

4.4. Evidence that neither the Borrower nor Tetra4, other than as disclosed in Schedule 3 (Disclosure Schedule) of the Amended and Restated Facility Agreement, is in Default of any of its payment or other obligations under any of the Existing Funding Agreements.

4.5. Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12.5 (Stamp taxes) and Clause 16 (Costs and expenses) of the Existing Facility Agreement, including in relation to the Amendment Documents, have been paid or will be paid by the Amendment Effective Date and in the case of the Legal Fees and Expenses, by no later than 10 (ten) Business Days of presentation of Lender’s Legal Counsel’s invoices.

4.6. A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

4.7. Such documentation and other evidence as is reasonably requested by the Lender in order for the Lender to carry out and be satisfied it has complied with all necessary “know your customer” or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents.

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Schedule 2 – Amended and Restated Facility Agreement

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SIGNATURE PAGE (1/3)

THE BORROWER
For:	RENERGEN LIMITED
Signature:	/s/ André Visser
who warrants that he / she is duly authorised thereto

Name:	André Visser
Capacity:	Director
Date:

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SIGNATURE PAGE (2/3)

THE LENDER
For:	THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)
Signature:	/s/ George Kotsovos
who warrants that he / she is duly authorised thereto

Name:	George Kotsovos
Capacity:	Executive: Energy and Infrastructure Finance
Date:

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SIGNATURE PAGE (3/3)

SUBORDINATED CREDITOR

Signed only in confirmation of the confirmations, consents and general assurances given by it in Clause 5 (Further assurances) of this Agreement:

For:	ASP Isotopes South Africa Proprietary Limited
Signature:	/s/ Mangaliso Mithi
who warrants that he / she is duly authorised thereto

Name:	Mangaliso Mithi
Capacity:	Regional Finance Director
Date:

EXECUTION VERSION SCHEDULE 2 – AMENDED AND RESTATED FACILITY AGREEMENT
The MARC Tower 1 129 Rivonia Road Sandton Johannesburg South Africa 2196 P O Box 783347 Sandton South Africa 2146 Docex 152 Randburg tel +2711 269 7600 info@ENSafrica.com ENSafrica.com

AMENDED AND RESTATED SECURED TERM LOAN FACILITY AGREEMENT

originally entered into on 30 August 2024, as amended and restated on 12 December 2025 and as further amended and restated in the form set out herein on the Second Amendment and Restatement Effective Date (as defined below)

entered into between

RENERGEN LIMITED

(as Borrower)

and

THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

(as Lender)

TABLE OF CONTENTS

Clause number and description		Page

1	DEFINITIONS AND INTERPRETATION	4
2	THE FACILITY	19
3	PURPOSE	19
4	CONDITIONS OF UTILISATION	20
5	UTILISATION	20
6	REPAYMENT	21
7	PREPAYMENT AND CANCELLATION	21
8	INTEREST	22
9	INTEREST PERIODS	24
10	CHANGES TO THE CALCULATION OF INTEREST	24
11	FEES	25
12	TAX GROSS-UP AND INDEMNITIES	26
13	INCREASED COSTS	29
14	OTHER INDEMNITIES	30
15	MITIGATION BY THE LENDER	30
16	COSTS AND EXPENSES	31
17	COLLATERAL ACCOUNT	31
18	REPRESENTATIONS	32
19	INFORMATION UNDERTAKINGS	37
20	GENERAL UNDERTAKINGS	39
21	EVENTS OF DEFAULT	48
22	CHANGES TO PARTIES	52
23	SET-OFF	53
24	NOTICES	53
25	CALCULATIONS AND CERTIFICATES	54
26	PARTIAL INVALIDITY	55
27	REMEDIES AND WAIVERS	55
28	AMENDMENTS AND WAIVERS	55
29	CONFIDENTIAL INFORMATION	58
30	CONFIDENTIALITY OF FUNDING RATES	60
31	RENUNCIATION OF BENEFITS	61
32	COUNTERPARTS	61
33	WAIVER OF IMMUNITY	61
34	SOLE AGREEMENT	62
35	NO IMPLIED TERMS	62
36	GOVERNING LAW	62
37	ENFORCEMENT	62

Schedule 1       – Conditions Precedent 63

Schedule 2       – Form of Utilisation Request 67

Schedule 3       – Existing Security. 68

Schedule 4       – Disclosure Schedule. 69

Schedule 5       – Group Structure Chart 74

Schedule 6       – Reference Rate Terms. 75

Schedule 7       – Daily Non-Cumulative Compounded RFR Rate. 77

Schedule 8       – Cumulative Compounded RFR Rate. 78

This Agreement which was originally entered into on the Original Signature Date (as defined below), which was amended and restated on the First Amendment and Restatement Effective Date and which is amended and restated in the form set out herein on the Second Amendment and Restatement Effective Date made between:

(A)	Renergen Limited (Registration No. 2014/195093/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa, as borrower (the ”Borrower”); and

(B)	The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) (Registration No. 1962/000738/06), a limited liability company and registered bank duly incorporated in accordance with the laws of South Africa, as lender (the ”Lender”).

It is agreed as follows:

1. DEFINITIONS AND INTERPRETATION

1.1. Definitions

In this Agreement:

1.1.1. “Accounting Standards” means, in relation to the Borrower or any Subsidiary of the Borrower, the international accounting standards applicable (and permitted to be applied) to its financial statements under the laws of its jurisdiction of incorporation, consistently applied and includes IFRS and, if required for the purpose of alignment with its majority shareholder and permitted by applicable law, US GAAP;

1.1.2. “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

1.1.3. “Anti-Corruption Laws” means, in relation to a person, the Bribery Act, 2010, the United States Foreign Corrupt Practices Act, 1977, the South African Prevention and Combating of Corrupt Activities Act, 2004, the South African Prevention of Organised Crime Act, 1998, the South African Protection of Constitutional Democracy Against Terrorist Related Activities Act, 2004 and any similar laws or regulations in any jurisdiction where it is incorporated or conducts business relating to bribery, corruption or any similar practices;

1.1.4. “ASPSA” means ASP Isotopes South Africa Proprietary Limited (Registration No. 2021/701779/07), a limited liability company incorporated in accordance with the laws of South Africa, whose registered address is at Innovation Hub, Enterprise Building, Unit 16, 1 Mark Shuttleworth Road, Lynwood, Pretoria, Gauteng;

1.1.5. “ASPSA Term Loan Agreement” means the term loan facility agreement, dated 19 May 2025, between ASPSA (as lender) and the Borrower, pursuant to which ASPSA makes a term loan facility in an aggregate principal amount of up to USD30,000,000 (thirty million United States Dollars) available to the Borrower, which principal amount may be increased to USD130,000,000 (one hundred and thirty million United States Dollars) (or such higher amount as the Lender may agree to in writing from time to time);

1.1.6. “ASPI” means ASP Isotopes Inc. (Delaware file number: 6228898), a company incorporated in accordance with the laws of the State of Delaware in the United States of America whose registered office is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 and whose principal place of business is at 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004;

1.1.7. “Agreement” means this Agreement and its Schedules;

1.1.8. “Auditors” means the auditors of the Group from time to time, being one of BDO, PwC, EY, KPMG or Deloitte or any other firm approved in advance by the Lender (such approval not to be unreasonably withheld or delayed);

1.1.9. “Authorisation” means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation, lodgement or registration;

1.1.10. “Availability Period” means the period commencing on the Effective Date and -ending on the Second Amendment and Restatement Effective Date;

1.1.11. “Business Day” means a day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg;

1.1.12. “Borrower Security Cession Agreement” means the cession in securitatem debiti agreement entered into on or about the Second Amendment and Restatement Effective Date between the Borrower (as cedent) and the Lender (as cessionary), pursuant to which the Borrower cedes to the Lender in securitatem debiti its rights, claims and interests in and to the Collateral Account from time to time;

1.1.13. “Central Bank Rate” has the meaning given to that term in the Reference Rate Terms;

1.1.14. “Central Bank Rate Adjustment” has the meaning given to that term in the Reference Rate Terms;

1.1.15. “Code” means the US Internal Revenue Code of 1986;

1.1.16. “Collateral Account” means:

1.1.16.1. the following interest bearing ZAR bank account of the Borrower held with the Lender:

Account Name:	Renergen LTD Collateral
Account type:	Business Cheque Account
Account number:	001046942
Bank:	The Standard Bank of South Africa Limited
Branch name:	Johannesburg
Branch code:	000205, and

1.1.16.2. any other bank account designated as such, in writing, by the Lender and the Borrower,

and includes, in each case, all monies standing to the credit of any such bank account;

1.1.17. “Collateral Account Balance” means, at any time, the actual amount standing to the credit of the Collateral Account, other than accrued interest;

1.1.18. “Commitment” means:

1.1.18.1. before the Interest Capitalisation Date, ZAR155,000,000 (one hundred and fifty-five million Rand); and

1.1.18.2. from the Interest Capitalisation Date, ZAR230,532,658.90 (two hundred and thirty million five hundred and thirty-two thousand six hundred and fifty-eight Rand and ninety cents),

to the extent not cancelled, reduced or transferred by it under this Agreement;

1.1.19. “Companies Act” means the Companies Act, 2008;

1.1.20. “Competition Approval” means the conditional approval of the proposed acquisition by ASPI of the Borrower, granted by the Competition Commission of South Africa under case number 2025MAY0023, subject to the conditions set out therein, including the establishment of the Trust;

1.1.21. “Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of the Loan, the percentage rate per annum which is equal to the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day;

1.1.22. “Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

1.1.22.1. is agreed in writing by the Borrower and the Lender;

1.1.22.2. specifies a calculation methodology for that rate; and

1.1.22.3. has been made available to the Borrower and the Lender;

1.1.23. “Confidential Information” means all information relating to the Borrower, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, a Lender or its successor(s) which is received by the Lender in relation to, or for the purpose of becoming a Lender under, the Finance Documents or the Facility from the Borrower or any member of the Group or any of its advisers, or in the case of a transferee Lender, from the Lender or any of its Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

1.1.23.1. information that:

1.1.23.1.1. is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 29 (Confidential Information); or

1.1.23.1.2. is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

1.1.23.1.3. is known by the Lender before the date the information is disclosed to it in accordance with Clause 1.1.23 or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

1.1.23.2. any Funding Rate;

1.1.24. “Confidentiality Undertaking” means a confidentiality undertaking substantially in the recommended form of the Loan Market Association or in any other form agreed between the Borrower and the Lender;

1.1.25. “Credit Adjustment Spread” means any rate which is specified as such in the Reference Rate Terms;

1.1.26. “Credit Interest Amount” means, on any Interest Payment Date, the amount of interest that has accrued (or will have accrued) on the Collateral Account Balance on that date, being any amount standing to the credit of the Collateral Account over and above the Required Collateral Account Balance;

1.1.27. “Cumulative Compounded RFR Rate” means, in relation to an Interest Period for the Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule 8 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement;

1.1.28. “Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for the Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule 7 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement;

1.1.29. “Daily Rate” means the rate specified as such in the Reference Rate Terms;

1.1.30. “Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of any applicable grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

1.1.31. “Delaware” means the State of Delaware, United States of America;

1.1.32. “Disbursement Account” means the following bank account:

Account Name:	Disbursement Account
Account number:	009705384
Bank:	The Standard Bank of South Africa Limited
Branch name:	Johannesburg
Branch code:	000205
Reference:	IB Renergen Cash Sweep;

1.1.33. “Discharge Date” means the date on which the Lender confirms to the Borrower, in writing, that (i) all the obligations of the Borrower under the Finance Documents have been fully, finally, unconditionally and irrevocably paid and discharged; and (ii) that the Lender has no further commitment to provide finance or any other form of credit or financial accommodation or to perform any other obligations whatsoever to any person under any Finance Document;

1.1.34. “Disclosure Schedule” means the schedule of disclosures in relation to the Borrower and Tetra4 annexed to this Agreement as Schedule 4 (Disclosure Schedule);

1.1.35. “Disruption Event” means either or both of:

1.1.35.1. a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

1.1.35.2. the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

1.1.35.2.1. from performing its payment obligations under the Finance Documents; or

1.1.35.2.2. from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

1.1.36. “Distribution” has the meaning given to this term in the Companies Act, 2008 and cognate expressions such as “Distribute” and “Distributing” shall have a corresponding meaning;

1.1.37. “Effective Date” means the date on which the Lender delivers the notification contemplated in Clause 4.1 (Initial conditions precedent);

1.1.38. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

1.1.38.1. air (including, without limitation, air within natural or man-made structures, whether above or below ground);

1.1.38.2. water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

1.1.38.3. land (including, without limitation, land under water);

1.1.39. “Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

1.1.40. “Environmental Law” means any applicable law or regulation which relates to:

1.1.40.1. the pollution or protection of the Environment;

1.1.40.2. harm to or the protection of human health;

1.1.40.3. the conditions of the workplace; or

1.1.40.4. the generation, handling, storage, use, release, emission or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste;

1.1.41. “Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Borrower or any member of the Group conducted on or from the properties owned or used by the Borrower or any member of the Group;

1.1.42. “Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default);

1.1.43. “Existing Funding Agreements” means:

1.1.43.1. the written facility agreement dated on or about 20 December 2021 between IDC (as lender) and Tetra4 (as borrower), pursuant to which IDC made a facility in a principal amount of ZAR160,704,000 (one hundred and sixty million seven hundred and four thousand Rand) available to Tetra4, as amended on 10 October 2023;

1.1.43.2. the written facility agreement dated on or about 20 August 2019 between OPIC, whose assets and liabilities were subsequently transferred to DFC (as lender) and Tetra4 (as borrower), pursuant to which a facility in a principal amount of USD40,000,000 (forty million United States Dollars) was made available to Tetra4, as amended from time to time prior to the Original Signature Date to defer the latest date to achieve Project Completion (as defined therein) to 31 October 2026 and as amended from time to time after the Effective Date;

1.1.43.1. the written term loan agreement dated on or about 11 April 2014 between Molopo (as lender) and Tetra4 (as borrower), pursuant to which Molopo advanced a loan in a principal amount of ZAR50,000,000 (fifty million Rand) to Tetra4; and

1.1.43.2. the written debenture subscription agreement between the Borrower (as issuer) and AIRSOL SRL, dated 25 August 2023, pursuant to which the Borrower issued 7 (seven) unsecured convertible redeemable debentures with an aggregate issue price of ZAR130,611,900 (one hundred and thirty million six hundred and eleven thousand nine hundred Rand);

1.1.44. “Existing Standard Bank Facility Outstandings” means ZAR230,532,658.90 (two hundred and thirty million five hundred and thirty-two thousand six hundred and fifty-eight Rand and ninety cents), being the aggregate principal amount outstanding under the Existing Standard Bank Facility together with all accrued but unpaid interest as at the Interest Capitalisation Date;

1.1.45. “Existing Standard Bank Facility Agreement” means the term loan facility agreement, originally entered into on 30 August 2024, between the Lender and the Borrower, pursuant to which the Lender made a term loan facility in an aggregate principal amount of up to ZAR155,000,000.00 (one hundred and fifty-five million Rand) available to the Borrower, as amended and restated on 12 December 2025;

1.1.46. “Existing Security” means the Security, Quasi-Security and other collateral and support created for obligations under the Existing Funding Agreements, listed in Schedule 3 (Existing Security);

1.1.47. “Facility” means the secured term loan facility made available under this Agreement as described in Clause 2 (The Facility);

1.1.48. “FATCA” means:

1.1.48.1. sections 1471 to 1474 of the Code or any associated regulations;

1.1.48.2. any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in Clause 1.1.48.1; or

1.1.48.3. any agreement pursuant to the implementation of any treaty, law or regulation referred to in Clause 1.1.48.1 or Clause 1.1.48.2 with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

1.1.49. “FATCA Application Date” means:

1.1.49.1. in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

1.1.49.2. in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within Clause 1.1.49.1, the first date from which such payment may become subject to a deduction or withholding required by FATCA;

1.1.50. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA;

1.1.51. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction;

1.1.52. “Finance Document” means:

1.1.52.1. this Agreement;

1.1.52.2. the First Amendment and Restatement Agreement;

1.1.52.3. the Second Amendment and Restatement Agreement;

1.1.52.4. each Transaction Security Document;

1.1.52.5. the Put Option Agreement;

1.1.52.6. the Subordination Agreement;

1.1.52.7. any Reference Rate Supplement;

1.1.52.8. any Compounding Methodology Supplement; and

1.1.52.9. any other document designated as such by the Lender and the Borrower;

1.1.53. “Financial Indebtedness” means any indebtedness for or in respect of:

1.1.53.1. moneys borrowed;

1.1.53.2. any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

1.1.53.3. any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

1.1.53.4. the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a balance sheet liability;

1.1.53.5. receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

1.1.53.6. any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other Clause of this definition having the commercial effect of a borrowing;

1.1.53.7. any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

1.1.53.8. any amount raised by the issue of shares which are redeemable;

1.1.53.9. any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

1.1.53.10. the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in Clauses 1.1.53.1 to 1.1.53.9;

1.1.54. “First Amendment and Restatement Agreement” means the agreement between, among others, the Borrower and the Lender, dated 12 December 2025 pursuant to which, among other things, this Agreement is amended and restated in the form set out therein;

1.1.55. “First Amendment and Restatement Effective Date” means the date on which this Agreement was amended and restated, in accordance with the provisions of the First Amendment and Restatement Agreement;

1.1.56. “Funding Rate” means any individual rate notified by the Lender pursuant to sub-clause 10.3.1.2 of Clause 10.3 (Cost of funds);

1.1.57. “Group” means the Borrower and each of its Subsidiaries, being as at the Second Amendment and Restatement Effective Date, Tetra4;

1.1.58. “Group Structure Chart” means the group structure chart in the agreed form and as set out in Schedule 5 (Group Structure Chart);

1.1.59. “Historic RFR” means, in relation to an RFR Banking Day, the most recent RFR for a day which is no more than 3 (three) RFR Banking Days before that RFR Banking Day;

1.1.60. “Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary;

1.1.61. “IDC” means Industrial Development Corporation of South Africa Limited, a corporation established under section 2 of the Industrial Development Corporation Act, 1940;

1.1.62. “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002;

1.1.63. “Interest Capitalisation Date” means 14 August 2026;

1.1.64. “Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest);

1.1.65. “Interest Payment” means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document;

1.1.66. “Interest Payment Date” means, in relation to any Interest Period, the first day of the next Interest Period and the Repayment Date;

1.1.67. “Lender’s Legal Counsel” means Edward Nathan Sonnenbergs Inc. (t/a ENS) and Morris and Nichols, Arsht & Tunnell LLP;

1.1.68. “Legal Fees and Expenses” means the amount of all legal fees (plus VAT thereon) payable by the Borrower to the Lender's Legal Counsel and all disbursements (plus VAT on such disbursements) incurred in connection with the negotiation and preparation, or the amendment, of this Agreement and the other Finance Documents;

1.1.69. “Legal Reservations” means:

1.1.69.1. the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

1.1.69.2. the time barring of claims under the Prescription Act, 1969, and the defences of set-off or counterclaim;

1.1.69.3. similar principles, rights and defences under the laws of South Africa; and

1.1.69.4. any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions;

1.1.70. “Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

1.1.71. “Lookback Period” means the number of days specified as such in the Reference Rate Terms;

1.1.72. “Mahlako” means Mahlako Gas Energy Limited (Registration No. 2023/826238/07), a company incorporated in accordance with the laws of South Africa;

1.1.73. “Mahlako Fund” means Mahlako Energy Fund I Partnership, acting through Mahlako Energy Fund Proprietary Limited (Registration No. 2019/107411/07), a company incorporated in South Africa;

1.1.74. “Margin” means the percentage rate per annum specified as such in the Reference Rate Terms;

1.1.75. “Market Disruption Rate” means the rate (if any) specified as such in the Reference Rate Terms;

1.1.76. “Material Adverse Effect” means a material adverse effect on:

1.1.76.1. the business, operations, property, condition (financial or otherwise) or prospects of Tetra4, the Borrower and/or the Group taken as a whole;

1.1.76.2. the ability of the Borrower to perform any of its obligations under the Finance Documents; or

1.1.76.3. the validity or enforceability of any of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents;

1.1.77. “Molopo” means Molopo Energy Limited (Registration No. ACN003152154), a company incorporated in accordance with the laws of Australia;

1.1.78. “Noble Africa Merger” means the proposed merger of Noble Africa LLC (a wholly-owned subsidiary of ASPI) with a subsidiary of ENDRA Life Sciences Inc. (NASDAQ: NDRA), pursuant to which Noble Africa LLC will continue as the surviving entity, together with the related transactions (including the concurrent private placement financing), as publicly announced on or about 25 June 2026, and any transaction, arrangement or series of transactions (whether direct or indirect) which has the purpose and effect of achieving, facilitating or giving economic effect to that merger;

1.1.79. “Month” means, in relation to an Interest Period (or any other period for the accrual or commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms.

1.1.80. “NTIGT” means NTIGT Investment Proprietary Limited (Registration No. 2025/684449/07), a company with limited liability duly registered and incorporated under the laws of South Africa;

1.1.81. “NTIGT Guarantee, Pledge and Cession Agreement” means the limited guarantee and cession agreement, dated 15 December 2025 between NTIGT (as guarantor, pledgor and cedent) and the Lender, pursuant to which NTIGT provides a limited guarantee to the Lender and pledges its shares in (and cedes in securitatem debiti all its current and future rights, claims and interest in and against) the Borrower and ASPI to the Lender, as security for the Secured Obligations (as defined therein);

1.1.82. “NTIGT Pledged Shares” means all the current and future shares held by NTIGT in the issued capital of ASPI and in all related rights, claims and interest in and against ASPI;

1.1.83. “OPIC” means the Overseas Private Investment Corporation, an agency of the United States of America;

1.1.84. “Original Financial Statements” means:

1.1.84.1. in relation to the Borrower, the audited consolidated financial statements for the Group for the financial year ended February 2025; and

1.1.84.2. in relation to Tetra4, its audited financial statements for the financial year ended February 2025;

1.1.85. “Original Signature Date” means 30 August 2024, being the date on which this Agreement was originally signed by the last Party signing in time;

1.1.86. “Party” means a party to this Agreement;

1.1.87. “Permitted Financial Indebtedness” means:

1.1.87.1. any Financial Indebtedness incurred under the Finance Documents;

1.1.87.2. any Financial Indebtedness:

1.1.87.2.1. incurred under or permitted by an Existing Funding Agreement before the Second Amendment and Restatement Effective Date or resulting from the capitalisation of fees or interest (including Default interest) payable on such Financial Indebtedness after the Second Amendment and Restatement Effective Date; or

1.1.87.2.2. permitted pursuant to a specific consent granted to Tetra4 under an Existing Funding Agreement before the Second Amendment and Restatement Effective Date;

1.1.87.3. any Financial Indebtedness permitted under clause 20.6 below (No guarantees or indemnities);

1.1.87.4. any Financial Indebtedness incurred by a member of the Group in favour of any other member of the Group that is subordinated to the claims of the Lender; or

1.1.87.5. any Financial Indebtedness incurred with the prior written consent of the Lender;

1.1.88. “Phase 1” means the initial phase of the development and commercialisation of a natural gas and helium field gas field in Virginia, South Africa by Tetra4, as presented by the Borrower to the Lender and including (without limitation) the sinking of 12 (twelve) wells;

1.1.89. “Phase 1C” means the current phase of the development and commercialisation of a natural gas and helium field gas field in Virginia, South Africa by Tetra4, as presented by the Borrower to the Lender and including (without limitation) the incremental planning, construction and optimization of Phase 1 to full capacity, being nameplate design capacity of approximately 2,500 GJ (two thousand five hundred gigajoules) of LNG and 350 kg (three hundred and fifty kilograms) of liquid helium;

1.1.90. “Phase 2” means the second phase of the development and commercialisation of a natural gas and helium field gas field in Virginia, South Africa by Tetra4, as presented by the Borrower to the Lender and including (without limitation) the sinking of further wells and the construction of gas infrastructure to scale up total operations;

1.1.91. “Put Option Agreement” means the put option agreement, entered into on or about the date of the Second Amendment and Restatement Agreement, between the Lender (as option holder), ASPI (as option grantor) and the Borrower, pursuant to which, among other things, the Lender has a right (but not an obligation), to sell the NTIGT Pledged Shares to ASPI;

1.1.92. “Quasi-Security” has the meaning given to it in Clause 20.3 (Negative pledge);

1.1.93. “Related Fund” in relation to a fund (the ”first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

1.1.94. “Repayment Date” means the first anniversary of the Second Amendment and Restatement Effective Date;

1.1.95. “Repeating Representations” means each of the representations set out in Clauses 18 (Representations), other than Clauses 18.8 (Insolvency and Financial Distress) to 18.10 (No filing or stamp taxes), 18.13 (Financial statements) to 18.16 (No breach of laws), 18.21 (Taxation) to 18.23 (Security and Financial Indebtedness);

1.1.96. “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian appointed by the Lender;

1.1.97. “Reporting Day” means the day (if any) specified as such in the Reference Rate Terms;

1.1.98. “Reporting Time” means the relevant time (if any) specified as such in the Reference Rate Terms;

1.1.99. “Required Collateral Account Balance” means, at any time, the minimum amount required to stand to the credit of the Collateral Account, other than on account of accrued interest, being an amount that is equal to the Commitment;

1.1.100. “RFR” means the rate specified as such in the Reference Rate Terms;

1.1.101. “RFR Banking Day” means any day specified as such in the Reference Rate Terms;

1.1.102. “Reference Rate Supplement” means a document which:

1.1.102.1. is agreed in writing by the Borrower and the Lender;

1.1.102.2. specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

1.1.102.3. has been made available to the Borrower and Lender;

1.1.103. “Reference Rate Terms” means the terms set out in Schedule 6 (Reference Rate Terms) or in any Reference Rate Supplement;

1.1.104. “Relevant Market” means the market specified as such in the Reference Rate Terms;

1.1.105. “Second Amendment and Restatement Agreement” means the agreement between the Borrower, the Lender and ASPSA (in its capacity as subordinated creditor), dated ………………………………., pursuant to which, among other things, this Agreement is amended and restated in the form set out herein;

1.1.106. “Second Amendment and Restatement Effective Date” means the date on which this Agreement was amended and restated, in accordance with the provisions of the Second Amendment and Restatement Agreement;

1.1.107. “Security” means a mortgage bond, notarial bond, cession in security, charge, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

1.1.108. “South Africa” means the Republic of South Africa;

1.1.109. “Subordination Agreement” means the subordination agreement dated 9 February 2026, between the Lender (as senior creditor), ASPSA (as subordinating creditor) and the Borrower (as debtor), pursuant to which ASPSA subordinates its current and future rights, claims and interest against the Borrower under the ASPSA Term Loan Agreement in favour of the Lender;

1.1.110. “Subsidiary” means a “subsidiary” as this term is defined in the Companies Act, 2008 and shall include any person who would, but for not being a “company” under the Companies Act, 2008, qualify as a “subsidiary” as defined in the Companies Act, 2008, which includes, but is not limited to Tetra4;

1.1.111. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

1.1.112. “Tetra4” means Tetra4 Proprietary Limited (Registration No. 2005/012157/07), a company with limited liability duly registered and incorporated under the laws of South Africa;

1.1.113. “Transaction Obligor” means the Borrower, ASPSA, NTIGT, ASPI and any other person that becomes (or is required to become) a party to a Finance Document after the date of this Agreement, other than the Lender;

1.1.114. “Transaction Security” means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents;

1.1.115. “Transaction Security Documents” means:

1.1.115.1. the Borrower Security Cession Agreement;

1.1.115.2. the NTIGT Guarantee, Pledge and Cession Agreement;

1.1.115.3. together with any other document creating or expressed to create any Security over all or any part of its assets in respect of the obligations of the Borrower under any of the Finance Documents; and

1.1.115.4. any other document designated as such in writing by the Lender and the Borrower;

1.1.116. “Trust” means the worker and community-based trust to be established by ASPI in terms of the Competition Approval, which will hold up to 5% (five percent) of the issued shares in Tetra4 for the benefit of qualifying workers and historically disadvantaged communities;

1.1.117. “Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents;

1.1.118. “US” means the United States of America;

1.1.119. “US GAAP” means generally accepted accounting principles in the US as in effect from time to time;

1.1.120. “US Tax Obligor” means:

1.1.120.1. the Borrower, if it is resident for tax purposes in the US; or

1.1.120.2. the Borrower or Tetra4 if some or all of its payments under the Finance Documents are from sources within the US for US federal income tax purposes;

1.1.121. “Utilisation” means a utilisation of the Facility;

1.1.122. “Utilisation Date” means the date of the Utilisation, being the date on which the Loan is actually made;

1.1.123. “Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request);

1.1.124. “VAT” means:

1.1.124.1. any value added tax as provided for in the Value Added Tax Act, 1991;

1.1.124.2. any general service tax; and

1.1.124.3. any other tax of a similar nature; and

1.1.125. “ZAR” means South African Rand, the lawful currency of South Africa.

1.2. Construction

1.2.1. Unless a contrary indication appears, any reference in this Agreement to:

1.2.1.1. the “Lender”, any “Party”, or any other person shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

1.2.1.2. a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Lender or, if not so agreed, is in the form specified by the Lender;

1.2.1.3. “assets” includes present and future properties, revenues and rights of every description;

1.2.1.4. “authority” includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

1.2.1.5. a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

1.2.1.6. the use of the word “including” followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule must not be applied in the interpretation of such general wording or such specific examples;

1.2.1.7. “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

1.2.1.8. “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.1.9. “dispose” means, in relation to any asset, it is sold, leased, transferred, encumbered or otherwise disposed of (including pursuant to the enforcement of an encumbrance) and “disposal” shall have a corresponding meaning;

1.2.1.10. a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

1.2.1.11. a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.1.12. a provision of law is a reference to that provision as amended or re-enacted; and

1.2.1.13. a time of day is a reference to Johannesburg time.

1.2.2. Clause and schedule headings are for ease of reference only.

1.2.3. Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4. A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.2.5. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

1.2.6. Unless inconsistent with the context, an expression in any Finance Document which denotes the singular includes the plural and vice versa.

1.2.7. The Schedules to any Finance Document form an integral part thereof and a reference to a “Clause” or a “Schedule” is a reference to a clause of, or a schedule to, this Agreement.

1.2.8. The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

1.2.9. The expiry or termination of any Finance Documents shall not affect those provisions of the Finance Documents that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.2.10. The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

1.2.11. Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.

1.2.12. Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

1.2.13. A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

1.2.14. Any Reference Rate Supplement overrides anything in:

1.2.14.1. Schedule 6 (Reference Rate Terms); or

1.2.14.2. any earlier Reference Rate Supplement.

1.2.15. A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in:

1.2.15.1. Schedule 7 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 8 (Cumulative Compounded RFR Rate), as the case may be; or

1.2.15.2. any earlier Compounding Methodology Supplement.

1.3. Third party rights

1.3.1. Except as expressly provided for in this Agreement or in any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a party to that Finance Document.

1.3.2. Notwithstanding any term of any Finance Document, the consent of any person who is not a party to that Finance Document is not required to rescind or vary that Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

2. THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrower a ZAR term loan facility in an aggregate amount equal to the Commitment.

3. PURPOSE

3.1. Purpose

3.1.1. The Borrower has applied all amounts borrowed by it under the Facility before the Second Amendment and Restatement Effective Date as follows:

3.1.1.1. subscribing for ordinary shares in Tetra4 to enable Tetra4 to finance its working capital requirements, including for the construction of Phase 2 and debt service obligations (including funding debt service reserve requirements) under the Existing Funding Agreements; and

3.1.1.2. financing its own working capital requirements, including payment of the arrangement fee under Clause 11.1 (Arrangement fee) and the Legal Fees and Expenses then due and payable no later than the first Utilisation Date, including any applicable VAT thereon.

3.1.2. The entire amount of the accrued but unpaid interest on the Loan as at the Interest Capitalisation Date shall be capitalised to the Loan on the Interest Capitalisation Date, in accordance with Clause 8.5 (Capitalisation of interest).

3.2. Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4. CONDITIONS OF UTILISATION

4.1. Initial conditions precedent

The Lender shall not be obliged to make the Facility available under the Existing Standard Bank Facility Agreement unless the Lender has confirmed to the Borrower in writing that it has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender. The Lender was required to notify the Borrower promptly upon being so satisfied and did so on 30 August 2024.

4.2. Further conditions precedent

The Lender will only be obliged to make the Facility available, if on the date of the Second Amendment and Restatement Effective Date:

4.2.1. no Default is continuing or would result from the proposed Loan;

4.2.2. the Repeating Representations to be made by the Borrower are true in all material respects; and

4.2.3. there has been no Material Adverse Effect.

4.3. Maximum number of Loans

The Borrower may not deliver more than 2 (two) Utilisation Requests.

5. UTILISATION

5.1. Delivery of a Utilisation Request

5.1.1. The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than 3 (three) Business Days (or such shorter period as the Lender may permit) before the proposed Utilisation Date.

5.1.2. The Borrower shall not be required to submit a Utilisation Request in relation to the capitalisation of the accrued but unpaid interest on the Loan as at the Second Amendment and Restatement Effective Date, which shall be effected automatically on the Second Amendment and Restatement Effective Date, in accordance with Clause 8.5 (Capitalisation of interest).

5.2. Completion of a Utilisation Request

5.2.1. A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

5.2.1.1. the proposed Utilisation Date is a Business Day within the Availability Period; and

5.2.1.2. the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

5.2.2. Only one Loan may be requested in a Utilisation Request.

5.3. Currency and amount

5.3.1. The currency specified in a Utilisation Request must be ZAR.

5.4. Cancellation of Commitment

The Commitment which, at that time, is unutilised shall be immediately cancelled at the end of the Availability Period.

6. REPAYMENT

6.1. Repayment of Loan

The Borrower shall repay the Loan made to it in full on or before the Repayment Date.

6.2. Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7. PREPAYMENT AND CANCELLATION

7.1. Mandatory Prepayment – Illegality

If it becomes unlawful for the Lender to perform any of its obligations as contemplated by this Agreement or to maintain its participation in any Loan:

7.1.1. the Lender shall promptly notify the Borrower upon becoming aware of that event; and

7.1.2. upon the Lender so notifying the Borrower, the Borrower shall repay all amounts owed to the Lender under this Agreement on the earlier of: (i) the last day of the Interest Period during which the notice in Clause 7.1.1 is delivered (or, if this results in less than 10 (ten) Business Days' notice, the last day of the next Interest Period); and (ii) the last day of any applicable grace period permitted by law.

7.2. Voluntary prepayment of Loan

7.2.1. The Borrower may, if it gives the Lender not less than 5 (five) Business Days (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of any Loan.

7.2.2. A Loan may only be prepaid after the last day of the Availability Period.

7.3. Restrictions

7.3.1. Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.3.2. Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and without premium or penalty.

7.3.3. The Borrower may not reborrow any part of the Facility which is prepaid.

7.3.4. The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

7.3.5. No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

7.3.6. No amount of the Loan that is repaid or prepaid may be re-borrowed.

8. INTEREST

8.1. Calculation of interest

8.1.1. The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

8.1.1.1. Margin; and

8.1.1.2. the Compounded Reference Rate for that day.

8.1.2. If any day during an Interest Period for the Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

8.2. Payment of interest

8.2.1. The Borrower shall, subject to Clause 8.2.2 and Clause 8.2.3 below, pay accrued interest on each Interest Payment Date.

8.2.2. The Borrower authorises the Lender, on each Interest Payment Date and without further instruction, to:

8.2.2.1. debit the Collateral Account by an amount that is equal to the Credit Interest Amount on that Interest Payment Date, as notified to the Borrower in terms of sub-clause 8.4.1.4 of Clause 8.4 (Notification of rates of interest); and

8.2.2.2. transfer that amount to the Disbursement Account for application towards the partial discharge of the interest payable by the Borrower on that Interest Payment Date.

8.2.3. The obligation of the Borrower to pay accrued interest on the Loan on each Interest Payment Date to the Lender, in cash, shall be reduced by the Credit Interest Amount on that Interest Payment Date and the Lender confirms that any Credit Interest Amount debited to the Collateral Account and credited to the Disbursement Account in accordance with Clause 8.2.2 shall constitute a valid payment of interest, in like amount, under this Clause 8.2.1 notwithstanding that such Credit Interest Amount will not be paid by the Borrower to the Lender in cash.

8.2.4. The exercise, by the Lender, of its rights under Clause 8.2.2 and Clause 8.2.3 does not constitute an enforcement, by the Lender, of its rights under the Borrower Security Cession Agreement, unless the Lender has delivered a notice as contemplated under Clause 21.19 (Acceleration).

8.3. Default interest

8.3.1. If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2, is 2% (two per cent) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

8.3.2. If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

8.3.2.1. the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

8.3.2.2. the rate of interest applying to the overdue amount during that first Interest Period shall be 2% (two per cent) per annum higher than the rate which would have applied if the overdue amount had not become due.

8.3.3. Default interest (if unpaid) arising on any overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4. Notification of rates of interest

8.4.1. The Lender shall promptly upon an Interest Payment being determinable notify the Borrower of:

8.4.1.1. that Interest Payment;

8.4.1.2. each applicable rate of interest relating to the determination of that Interest Payment;

8.4.1.3. to the extent it is then determinable, the Market Disruption Rate (if any) relating to the Loan; and

8.4.1.4. the Credit Interest Amount that will stand to the credit of the Collateral Account on that Interest Payment Date.

This Clause 8.4.1 shall not apply to any Interest Payment determined pursuant to Clause 10.3 (Cost of funds).

8.4.2. The Lender shall promptly notify the Borrower of the determination of a rate of interest relating to the Loan to which Clause 10.3 (Cost of funds) applies.

8.4.3. This Clause 8.4 shall not require the Lender to make any notification to any Party on a day which is not a Business Day.

8.5. Capitalisation of interest

The Parties agree that all accrued but unpaid interest as at the Interest Capitalisation Date will be capitalised and added to the principal amount of the Loan and will, from such date, be deemed to have increased the Commitment and the Loan in like amount.

9. INTEREST PERIODS

9.1. Interest Periods

9.1.1. Subject to Clause 9.1.2 below, each Interest Period for the Loan that commences before the Interest Capitalisation Date shall be 3 (three) Months or any shorter period agreed by the Borrower and the Lender, provided that:

9.1.1.1. the first Interest Period for the Loan shall start on (and include) the Utilisation Date and end on (but exclude) the date that is 1 (one) Month after the Utilisation Date; and

9.1.1.2. the last Interest Period in respect of the Loan will start on (and include) the Interest Payment Date immediately preceding the Interest Capitalisation Date and end on (but exclude) the Interest Capitalisation Date.

9.1.2. Each Interest Period for the Loan that commences after the Interest Capitalisation Date shall be 1 (one) Month or any shorter period agreed by the Borrower and the Lender, provided that:

9.1.2.1. the first Interest Period for the Loan shall start on (and include) the Interest Capitalisation Date and end on (but exclude) the date that is 1 (one) Month after the Interest Capitalisation Date; and

9.1.2.2. the last Interest Period in respect of the Loan will start on (and include) the Interest Capitalisation Date immediately before the Repayment Date and end on (but exclude) the Repayment Date.

9.1.3. An Interest Period for the Loan shall not extend beyond the Repayment Date.

9.2. Non-business Days

Any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period.

10. CHANGES TO THE CALCULATION OF INTEREST

10.1. Interest calculation if no RFR or Central Bank Rate

If:

10.1.1. there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for the Loan; and

10.1.2. “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms,

Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2. Market disruption

If:

10.2.1. a Market Disruption Rate is specified in the Reference Rate Terms; and

10.2.2. before the Reporting Time, the Lender receives notifications from the Lender that its cost of funding its participation from that Loan would be in excess of that Market Disruption Rate,

then Clause 10.3 (Cost of Funds) shall apply to that Loan for the relevant Interest Period.

10.3. Cost of funds

10.3.1. If this Clause 10.3 applies to the Loan for an Interest Period, Clause8.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and, the rate of interest of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

10.3.1.1. the applicable Margin; and

10.3.1.2. the rate notified by the Lender as soon as practicable and in any eventin relation to the Loan, by the Reporting Time,

10.3.2. to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Loan from whatever source(s) it may reasonably select. If this Clause 10.3 applies and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than 30 (thirty) days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.3. Any alternative basis agreed pursuant to Clause 10.3.2 shall, with the prior consent of the Lender and the Borrower, be binding on all Parties.

10.3.4. If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and:

10.3.4.1. theLender's Funding Rate is less than the Market Disruption Rate; or

10.3.4.2. the Lender does not notify a rate by the Reporting Time,

the Lender's cost of funds relating to that Loan for that Interest Period shall be deemed to be the Market Disruption Rate for that Loan.

10.4. Notification to Borrower

If this Clause 10.3 (Cost of funds) applies the Lender shall, as soon as is practicable, notify the Borrower.

11. FEES

11.1. Arrangement fee

The Borrower shall pay to the Lender an arrangement fee in the amount equal to 2% (two percent) (excluding VAT) of the Commitment. The arrangement fee shall become due on the Original Signature Date and shall have been paid by no later than the first Utilisation Date, it being recorded that such fees were paid, in full, on the first Utilisation Date.

11.2. Legal Fees and Expenses

The Borrower shall pay the Legal Fees and Expenses then due and payable in full to the Lender’s Legal Counsel by no later than the first Utilisation Date, it being recorded that such fees were paid.

12. TAX GROSS-UP AND INDEMNITIES

12.1. Definitions

12.1.1. In this Agreement:

12.1.1.1. “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

12.1.1.2. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

12.1.1.3. “Tax Payment” means either the increase in a payment made by the Borrower to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

12.1.2. Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2. Tax gross-up

12.2.1. The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2. The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

12.2.3. If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4. If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.5. Within 30 (thirty) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3. Tax indemnity

12.3.1. The Borrower shall, within 3 (three) Business Days of demand by the Lender, pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

12.3.2. Clause 12.3.1 shall not apply:

12.3.2.1. with respect to any Tax assessed on the Lender, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

12.3.2.2. to the extent a loss, liability or cost is:

12.3.2.2.1. compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

12.3.2.2.2. relates to a FATCA Deduction required to be made by a Party.

12.3.3. The Lender making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

12.4. Tax Credit

If the Borrower makes a Tax Payment and the Lender determines that:

12.4.1. a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

12.4.2. that Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5. Stamp taxes

The Borrower shall, within 3 (three) Business Days of demand, indemnify the Lender against, and shall pay to the Lender, any cost, loss or liability that the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6. Value added tax

12.6.1. All amounts set out or expressed to be payable under a Finance Document by any Party to the Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 12.6.2, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, that Party must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to that Party).

12.6.2. Where a Finance Document requires any Party to reimburse or indemnify the Lender for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.7. FATCA information

12.7.1. Subject to Clause 12.7.3, each Party shall, within 10 (ten) Business Days of a reasonable request by another Party:

12.7.1.1. confirm to that other Party whether it is:

12.7.1.1.1. a FATCA Exempt Party; or

12.7.1.1.2. not a FATCA Exempt Party;

12.7.1.2. supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

12.7.1.3. supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

12.7.2. If a Party confirms to another Party pursuant to Clause 12.7.1.1 that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.7.3. Clause 12.7.1 shall not oblige the Lender to do anything, and Clause 12.7.1.3 shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

12.7.3.1. any law or regulation;

12.7.3.2. any fiduciary duty; or

12.7.3.3. any duty of confidentiality.

12.7.4. If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7.1.1 or Clause 12.7.1.2 (including, for the avoidance of doubt, where Clause 12.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.7.5. If the Borrower is a US Tax Obligor or the Lender reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, the Lender shall, within 10 (ten) Business Days of the Second Amendment and Restatement Effective Date supply:

12.7.5.1. a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

12.7.5.2. any withholding statement or other document, authorisation or waiver as the Lender may require to certify or establish the status of the Lender under FATCA or that other law or regulation.

12.7.6. The Lender shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives pursuant to Clause 12.7.5 to the Borrower.

12.7.7. If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Borrower by a Lender pursuant to Clause 12.7.5 is or becomes materially inaccurate or incomplete, the Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Borrower).

12.7.8. The Borrower may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from the Lender pursuant to Clause 12.7.5 or 12.7.7 without further verification.

12.8. FATCA Deduction

12.8.1. Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.8.2. Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Lender.

13. INCREASED COSTS

13.1. Increased costs

13.1.1. Subject to Clause 13.3 (Exceptions), the Borrower shall, within 3 (three) Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

13.1.1.1. the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

13.1.1.2. compliance with any law or regulation made after the Original Signature Date.

13.1.2. In this Agreement “Increased Costs” means:

13.1.2.1. a reduction in the rate of return from the Facility or on the Lender (or its Affiliate's) overall capital;

13.1.2.2. an additional or increased cost; or

13.1.2.3. a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2. Increased cost claims

13.2.1. The Lender intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Borrower of the event giving rise to the claim.

13.2.2. The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

13.3. Exceptions

13.3.1. Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

13.3.1.1. attributable to a Tax Deduction required by law to be made by the Borrower;

13.3.1.2. attributable to a FATCA Deduction required to be made by a Party;

13.3.1.3. compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3.2 applied); or

13.3.1.4. attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

13.3.2. In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 12.1 (Definitions).

14. OTHER INDEMNITIES

The Borrower shall, within 3 (three) Business Days of demand, indemnify the Lender against and shall pay to the Lender any cost, loss or liability incurred by the Lender as a result of:

14.1. the occurrence of any Event of Default or any investigation by the Lender into any Default;

14.2. a failure by the Borrower to pay any amount due under a Finance Document on its due date;

14.3. the non-compliance by the Borrower or Tetra4 with any Environmental Law;

14.4. funding, or making arrangements to fund the Loan which is not made by reason of the operation of any one or more of the provisions of this Agreement; or

14.5. the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15. MITIGATION BY THE LENDER

15.1. Mitigation

15.1.1. The Lender shall, in consultation with the Borrower, and to the extent that it can do so lawfully, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate.

15.1.2. Clause 15.1.1 does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2. Limitation of liability

15.2.1. The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

15.2.2. The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

16. COSTS AND EXPENSES

16.1. Transaction expenses

The Borrower shall promptly on demand pay the Lender the amount of all costs and expenses (including Legal Fees and Expenses) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

16.1.1. this Agreement and any other Finance Document or other document referred to in this Agreement; and

16.1.2. any other Finance Document executed after the Second Amendment and Restatement Effective Date.

16.2. Amendment costs

If:

16.2.1. the Borrower requests an amendment, waiver or consent; or

16.2.2. there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents,

the Borrower shall, within 3 (three) Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including Legal Fees and Expenses) reasonably incurred by the Lender (and by any Representative appointed by the Lender) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3. Enforcement costs

The Borrower shall, within 3 (three) Business Days of demand, pay the Lender the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgement and the actual costs incurred by any independent accountant or merchant bank appointed to determine the fair value of any asset under any Transaction Security Document) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights. This Clause 16.3 constitutes a stipulation for the benefit of any person who incurs costs and expenses in accordance with the provisions of a Finance Document, but who is not a party to this Agreement.

17. COLLATERAL ACCOUNT

17.1. General

At all times from the Second Amendment and Restatement Effective Date until the Discharge Date, the Borrower shall:

17.1.1. maintain a Collateral Account with the Lender;

17.1.2. ensure that the Collateral Account Balance is at all times at least equal to the Required Collateral Account Balance; and

17.1.3. grant exclusive control of the Collateral Account to the Lender.

17.2. Authority to debit Collateral Account

Without prejudice to the provisions of Clause 8.2.2 and Clause 8.2.3 in relation to the payment of interest, but subject to Clause 20.25.3, the Borrower hereby irrevocably authorizes and instructs the Lender, at any time when an Event of Default has occurred under Clause 21.1 (Non-payment) which is continuing and without further notice to, or instruction from, the Borrower, to withdraw any unpaid amounts from the Collateral Account and pay such amounts to the Disbursement Account for application towards the discharge of the payment obligations of the Borrower under this Agreement.

18. REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 18 to the Lender on the Original Signature Date, the First Amendment and Restatement Effective Date and the Second Amendment and Restatement Effective Date.

18.1. Status

18.1.1. Each Transaction Obligor is a company, duly incorporated and validly existing under the laws of South Africa and Delaware (as applicable).

18.1.2. Each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

18.2. Binding obligations

18.2.1. The obligations expressed to be assumed by each Transaction Obligor in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

18.2.2. Without limiting the generality of Clause 18.2.1, each Transaction Security Document to which each Transaction Obligor is a party, creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

18.3. Non-conflict with other obligations

The entry into and performance by each Transaction Obligor of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

18.3.1. any law or regulation applicable to it;

18.3.2. its constitutional documents; or

18.3.3. any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument, including, without limitation, the Existing Funding Agreements.

18.4. Power and authority

18.4.1. Each Transaction Obligor has the power to enter into, perform and deliver, and have taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.4.2. No limit on the powers of any Transaction Obligor will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

18.5. Due execution

Each Finance Document has been properly executed by each Transaction Obligor that is a party thereto.

18.6. Validity and admissibility in evidence

All Authorisations required or desirable:

18.6.1. to enable each Transaction Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

18.6.2. to enable each Transaction Obligor to create the Security to be created pursuant to any Transaction Security Document to which it is a party and to ensure that such Security has the priority and ranking it is expressed to have; and

18.6.3. to conduct its business, trade and ordinary activities,

have been obtained or effected and are (or will, once obtained or effected, remain) in full force and effect.

18.7. Governing law and enforcement

18.7.1. The choice of South African law as the governing law of this Agreement and each other Finance Document which is expressed as being governed by South African law will be recognised and enforced in the relevant jurisdictions relating to it.

18.7.2. Any judgment obtained in South Africa in relation to this Agreement or any other Finance Document which is expressed as being governed by South African law will be recognised and enforced in the relevant jurisdictions relating to it.

18.8. Insolvency and Financial Distress

18.8.1. No:

18.8.1.1. corporate action, legal proceeding or other procedure or step described in Clause 21.8 (Insolvency and business rescue proceedings); or

18.8.1.2. creditors' process described in Clause 21.9 (Creditors' process),

has been taken or, to the knowledge of the Borrower, threatened in relation to the Borrower or any Subsidiary of the Borrower and none of the circumstances described in Clause 21.7 (Insolvency) applies to the Borrower or any Subsidiary of the Borrower.

18.8.2. The Borrower is not Financially Distressed (as defined in the Companies Act).

18.9. Deduction of Tax

The Borrower is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to the Lender.

18.10. No filing or stamp taxes

It is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.11. No default

18.11.1. No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

18.11.2. No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

18.12. No misleading information

18.12.1. Any written factual information provided by the Borrower to the Lender under or in connection with the Finance Documents was (to the best of its knowledge and belief after a thorough and proper enquiry) true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

18.12.2. Any financial projections provided by the Borrower to the Lender have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

18.12.3. To the best of its knowledge and belief after a thorough and proper enquiry, nothing has occurred or been omitted from any information provided by the Borrower to the Lender under or in connection with this Agreement and no information has been given or withheld that results in such information being untrue or misleading in any material and adverse respect.

18.13. Financial statements

18.13.1. The Original Financial Statements were prepared in accordance with IFRS consistently applied.

18.13.2. The Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year.

18.13.3. There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower) since the date on which the Original Financial Statements were approved by the directors of the Borrower.

18.13.4. Its most recent financial statements delivered pursuant to Clause 19.1 (Financial statements):

18.13.4.1. have been prepared in accordance with:

18.13.4.1.1. the IFRS as applied to the Original Financial Statements; or

18.13.4.1.2. if required for the purpose of alignment with its majority shareholder and permitted by applicable law, US GAAP, provided that the first financial statements delivered under US GAAP shall be accompanied by comparative financial statements prepared under IFRS;

18.13.4.2. fairly present its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

18.14. Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.15. No proceedings

18.15.1. Save as disclosed in the Disclosure Schedule, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or against any other member of the Group.

18.15.2. No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or against any other member of the Group.

18.16. No breach of laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.17. Environmental laws

18.17.1. Each member of the Group is in compliance with Clause 20.15 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

18.17.2. Save as disclosed in the Disclosure Schedule, no Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

18.18. Authorised Signatures

Any person specified as an authorised signatory of the Borrower under the certificate delivered under paragraph 1.5 of Schedule 1 (Conditions Precedent) of the Second Amendment and Restatement Agreement or Clause 19.3.7 is authorised to sign notices and communication under this Agreement.

18.19. Financial Year-end

Subject to Clause 20.20.2, the Financial Year-end of each member of the Group is February.

18.20. No immunity

In any proceedings taken in South Africa or in any other jurisdiction, neither it nor any other Transaction Obligor will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to any Finance Document.

18.21. Taxation

18.21.1. Neither it nor any other member of the Group is materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.

18.21.2. No claims or investigations are being, or are reasonably likely to be, made or conducted against it or against any other member of the Group with respect to Taxes.

18.21.3. It and every other member of the Group is resident for Tax purposes only in South Africa.

18.22. Anti-corruption Laws

18.22.1. Each member of the Group has conducted its businesses in compliance with applicable Anti-Corruption Laws and has instituted and maintains as at the Second Amendment and Restatement Effective Date policies and procedures designed to promote and achieve compliance with such laws.

18.22.2. Neither it nor any other member of the Group nor to the best of its knowledge and belief (having made due and careful enquiry) any of its or any other member of the Group's agents, directors, employees or officers has made or received, or directed or authorised any other person to make or receive, any offer, payment or promise to pay, of any money, gift or other thing of value, directly or indirectly, to or for the use or benefit of any person, where this violates or would violate, or creates or would create liability for it or any other person under, any Anti-Corruption Laws.

18.22.3. Neither it nor any other member of the Group nor to the best of its knowledge and belief (having made due and careful enquiry) any of its or any other member of the Group's agents, directors, employees or officers is being investigated by any agency, or party to any proceedings, in each case in relation to any Anti-Corruption Laws.

18.23. Security and Financial Indebtedness

18.23.1. Save for the Existing Security, no Security or Quasi-Security exists over all or any of the present or future assets of the Borrower other than as permitted by this Agreement.

18.23.2. It does not have any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

18.23.3. Subject in each case to any registration and perfection steps specifically required by law, each Transaction Security Document validly creates the security interest which is expressed to be created by that Transaction Security Document.

18.24. Ranking

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security other than the Existing Security.

18.25. Good title to assets

It and every other member of the Group has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.26. Legal and Beneficial Ownership

It is the sole, absolute, legal and, where applicable, beneficial owner of the respective assets over which it purports to grant Security under the Transaction Security Documents free from any claims, third party rights or competing interests other than Security permitted under Clause 20.3.3.

18.27. Shares

18.27.1. The NTIGT Pledged Shares are fully paid and not subject to any option to purchase, pre-emptive right or similar rights, save as contemplated under the Finance Documents.

18.27.2. The constitutional documents of ASPI do not and could not restrict or inhibit any transfer of the NTIGT Pledged Shares in terms of the NTIGT Guarantee, Pledge and Cession Agreement or the Put Option Agreement.

18.28. Group Structure Chart

The Group Structure Chart delivered to the Lender as set out in Schedule 5 (Group Structure Chart) is true, complete and accurate as at the Second Amendment and Restatement Effective Date in all material respects and shows the following information:

18.28.1. each member of the Group, including current name and company registration number, its jurisdiction of incorporation, a list of shareholders and indicating whether a company is a dormant Subsidiary or is not a company with limited liability; and

18.28.2. all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

18.29. Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the Effective Date and the first day of each Interest Period.

19. INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the Original Signature Date until the Discharge Date.

19.1. Financial statements

The Borrower shall supply to the Lender:

19.1.1. as soon as the same become available, but in any event within 120 (one hundred and twenty) days after the end of each financial year:

19.1.1.1. its audited consolidated financial statements for that financial year;

19.1.1.2. the audited financial statements of Tetra4 for that financial year,

provided that the audited consolidated financial statement of the Borrower for the financial year ending on 28 February 2026 may be delivered within 180 (one hundred and eighty) days after the end of that financial year; and

19.1.2. as soon as the same becomes available, but in any event within 90 (ninety) days after the end of each half of each financial year its consolidated financial statements for that financial half year.

19.2. Requirements as to financial statements

19.2.1. Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

19.2.2. The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using the applicable Accounting Standards, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Borrower or Tetra4, as applicable, unless, in relation to any set of financial statements, it notifies the Lender that there has been a change in the applicable Accounting Standards, the accounting practices or reference periods and its Auditors (or, if appropriate, the Auditors of Tetra4) deliver to the Lender a description of any change necessary for those financial statements to reflect the applicable Accounting Standards, accounting practices and reference periods upon which its Original Financial Statements were prepared.

19.2.3. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements of the Borrower or Tetra4, as applicable were prepared.

19.3. Information miscellaneous

The Borrower shall supply to the Lender:

19.3.1. all documents dispatched by the Borrower and every other member of the Group to its shareholders (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched;

19.3.2. promptly upon becoming aware of them, details and copies of any changes proposed to or made to its constitutional documents, including the filing of any Memorandum of Incorporation under the Companies Act;

19.3.3. promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against it or any other member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

19.3.4. promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against it or any member of the Group, and which might have a Material Adverse Effect;

19.3.5. promptly, such information as the Lender may reasonably require about the secured property and compliance with the terms of any Finance Document by any Transaction Obligor;

19.3.6. promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably request;

19.3.7. promptly, a notice of any change in its authorised signatories, signed by a director or company secretary and accompanied by specimen signatures of any new authorised signatories; and

19.3.8. promptly upon request, such additional information or documentation as the Lender may require in order to verify that any signatory referred to in Clause 19.3.7 has been duly authorised.

19.4. Notification of default

19.4.1. The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.4.2. Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by 2 (two) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.5. Direct electronic delivery by the Borrower

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to the Lender by delivering that information in accordance with Clause 24.5 (Electronic communication) to the extent the Lender agrees to this method of delivery.

19.6. “Know your customer” checks

19.6.1. If:

19.6.1.1. the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Original Signature Date;

19.6.1.2. any change in the status of the Borrower after the Original Signature Date or any other Transaction Obligor after the Second Amendment and Restatement Effective Date; or

19.6.1.3. a proposed cession, delegation or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not a lender prior to such Transfer,

obliges the Lender (or, in the case of Clause 19.6.1.3, any prospective new Lender) to comply with “know your customer” or similar identification procedures (whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in Clause 19.6.1.3, on behalf of any prospective new Lender) in order for the Lender, or in the case of the event described in Clause 19.6.1.3, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20. GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the Original Signature Date until the Discharge Date.

20.1. Authorisations

The Borrower shall promptly obtain, comply with all that is necessary to maintain in full force and effect any Authorisation required by it to enable it to perform its obligations under the Finance Documents.

20.2. Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

20.3. Negative pledge

In this Clause 20.3, “Quasi-Security” means an arrangement or transaction described in Clause 20.3.2 below.

20.3.1. The Borrower shall not create or permit to subsist any Security over any of its assets.

20.3.2. The Borrower shall not:

20.3.2.1. sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it (or any other member of the Group);

20.3.2.2. sell, transfer or otherwise dispose of any of its receivables on recourse terms;

20.3.2.3. enter into or permit to subsist any title retention arrangement;

20.3.2.4. enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

20.3.2.5. enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

20.3.3. Clauses 20.3.1 and 20.3.2 do not apply to any Security or (as the case may be) Quasi-Security listed below:

20.3.3.1. any netting or set-off arrangement entered into by the Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

20.3.3.2. any lien arising by operation of law and in the ordinary course of trading;

20.3.3.3. any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied the Borrower in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by the Borrower; or

20.3.3.4. any Security or Quasi-Security entered into in relation to any Permitted Financial Indebtedness or permitted under any Existing Funding Agreement as at the Second Amendment and Restatement Effective Date.

20.4. Disposals

20.4.1. The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

20.4.2. Clause 20.4.1 does not apply to any sale, lease, transfer or other disposal:

20.4.2.1. made in the ordinary course of trading of the disposing entity;

20.4.2.2. of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

20.4.2.3. made pursuant to the Existing Security permitted under the Existing Funding Agreements;

20.4.2.4. of shares in the issued capital of Tetra4 (comprising up to 5.5% (five point five percent) of the total issued shares in Tetra4) by the Borrower to Mahlako or Mahlako Fund; or

20.4.2.5. the disposal by the Borrower of all or some of its shares in Cryovation Proprietary Limited (Registration No. 2020/859123/07), a private company incorporated in accordance with the laws of South Africa to a third party (or the dilution of its shareholding pursuant to an issue of shares by the entity);

20.4.2.6. of shares in the issued capital of Tetra4 (comprising up to 5% (five percent) of the total issued shares in Tetra4) by the Borrower to the Trust, provided that such disposal is completed within 12 (twelve) months of the date (and otherwise in accordance with the conditions stipulated in) of the Competition Approval; or

20.4.2.7. any other transaction, arrangement or series of transactions (whether direct or indirect, and whether structured as a disposal, transfer, issue of shares, option, encumbrance, dilution, or otherwise) which has the purpose and effect of achieving, facilitating or giving economic effect to the disposal contemplated in sub-clause 20.4.2.6, provided that any such transaction is likewise completed within 12 (twelve) months of the date of the Competition Approval and complies with the conditions stipulated in the Competition Approval.

20.5. Arm’s length basis

The Borrower shall not enter into any transaction with any person except on arm's length terms and for full market value.

20.6. No guarantees or indemnities

20.6.1. The Borrower shall not incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

20.6.2. Clause 20.6.1 does not apply to a guarantee which is:

20.6.2.1. any guarantee or indemnity given (or permitted) under the Finance Documents; or

20.6.2.2. any guarantee or indemnity given pursuant to or permitted under the Existing Funding Agreements or the Existing Security; or

20.6.2.3. any guarantee or indemnity expressly permitted in writing by the Lender.

20.7. Financial Indebtedness

20.7.1. The Borrower shall not incur or allow to remain outstanding any Financial Indebtedness.

20.7.2. Clause 20.7.1 does not apply to any Permitted Financial Indebtedness.

20.8. Loans or credit

20.8.1. The Borrower shall not be a creditor in respect of any Financial Indebtedness.

20.8.2. Clause 20.8.1 does not apply to loans made:

20.8.2.1. to Tetra4 that is made on terms acceptable to the Lender; or

20.8.2.2. with the prior written consent of the Lender.

20.9. Distributions

20.9.1. The Borrower shall not approve, receive or (to the extent within its power) permit any Distribution by Tetra4.

20.9.2. Clause 20.9.1 does not apply to:

20.9.2.1. any Distribution by Tetra4 to the Borrower that is specifically permitted under the Existing Funding Agreements; or

20.9.2.2. any Distribution by Tetra4 to the Borrower expressly permitted in writing by the Lender.

20.10. Insurance

20.10.1. The Borrower shall maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

20.10.2. All insurances must be with reputable independent insurance companies or underwriters.

20.11. Merger

20.11.1. The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

20.11.2. Clause 20.11.1 does not apply:

20.11.2.1. a solvent merger, amalgamation, demerger or other corporate reorganisation, provided the Borrower is the surviving entity and no Change of Control results in relation to the Borrower or Tetra4; or

20.11.2.2. to any sale, lease, transfer or other disposal permitted pursuant to Clause 20.4 (Disposals).

20.12. Change of business

The Borrower shall not make (and shall ensure that no Subsidiary of the Borrower makes) any substantial change to the general nature of its business carried on at the Original Signature Date.

20.13. Acquisitions

20.13.1. The Borrower shall not:

20.13.1.1. acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

20.13.1.2. incorporate a company.

20.13.2. Clause 20.13.1 does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is made with the prior written consent of the Lender and which consent will not be unreasonably withheld.

20.14. Constitutional documents

The Borrower shall not make (and shall ensure that ASPI shall not make) any change to its constitutional documents where that change has, or might reasonably be expected to have, a Material Adverse Effect.

20.15. Environmental compliance

The Borrower shall (and the Borrower shall ensure that each member of the Group will):

20.15.1. comply with all Environmental Law;

20.15.2. obtain, maintain and ensure compliance with all requisite Environmental Permits;

20.15.3. implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

20.16. Environmental claims

Save as disclosed in the Disclosure Schedule in respect of which the Borrower shall provide written updates to the Lender no less than once per calendar quarter, the Borrower shall, promptly upon becoming aware of the same, inform the Lender in writing of:

20.16.1. any Environmental Claim against any member of the Group which is current, pending or threatened; and

20.16.2. any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

20.17. Anti-corruption Laws

20.17.1. The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Prevention and Combating of Corrupt Activities Act, 2004, the United Kingdom Bribery Act, 2010, the United States Foreign Corrupt Practices Act, 1977 or other similar legislation in other jurisdictions.

20.17.2. The Borrower shall (and the Borrower shall ensure that each other member of the Group will):

20.17.2.1. conduct its businesses in compliance with applicable Anti-Corruption Laws; and

20.17.2.2. maintain policies and procedures designed to promote and achieve compliance with such laws.

20.18. Taxation

20.18.1. The Borrower shall (and the Borrower shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

20.18.1.1. such payment is being contested in good faith;

20.18.1.2. adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 19.1 (Financial statements); and

20.18.1.3. such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

20.18.2. No member of the Group may change its residence for Tax purposes.

20.19. Auditors

The Borrower shall not (and shall ensure that none of its Subsidiaries will) change its auditors other than to another Auditor.

20.20. Year-end

20.20.1. The Borrower shall not change (and the Borrower shall ensure that no other member of the Group changes) its Financial Year-end, unless it has obtained the prior written consent of the Lender, which consent shall not unreasonably be withheld, and it compiles in all respects with Clause 19.2 (Requirements as to financial statements).

20.20.2. Notwithstanding subclause 20.20.1, but subject to strict compliance with sub-clause 18.13.4 of Clause 18.13 (Financial statements), the Borrower may, subject to prior written notice to the Lender, change its Financial Year-end (and permit a change in the Financial Year-end of any other member of the Group) to align with that of ASPI.

20.21. Pari passu ranking

The Borrower shall ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

20.22. Access and Records

20.22.1. The Borrower shall maintain such proper and accurate books, accounts and records as may be required by any law or regulation or good industry practice.

20.22.2. The Borrower shall ensure that the Lender (or its Affiliate) is, upon no less than 5 (five) Business Days written notice and within normal business hours:

20.22.2.1. given access to its premises, operations, assets, books, accounts and records; and

20.22.2.2. entitled to inspect and take copies its books, accounts and records.

20.23. Borrower and Tetra4 financial performance

The Borrower shall (and shall procure that Tetra4 will):

20.23.1. provide to the Lender all information prepared for (or available to) it in relation to the production of helium and any related testing of production quality or levels (including all information issued by it to the public or to investors of the Borrower or Tetra4); and

20.23.2. promptly provide all such information to the Lender as it may require in order to satisfy it as to the frequency, nature and outcome of discussions conducted with the Borrower and Tetra4 in relation to funding their respective liquidity shortfalls during the period from the Original Signature Date to (and including) the earlier of the completion of Phase 1 (including Phase 1C) and the commencement of Phase 2.

20.24. Right to Match

20.24.1. The Borrower undertakes to the Lender that, if it (or any member of the Group) is entering into, or is contemplating entering into (i) any transaction to repay all or a portion of the Loan or any facility made available to Tetra4 under the Existing Funding Agreement to which IDC is a party; (ii) any financing arrangement in relation to Phase 2, in each case, with an RSA Lender and subject to any financing rights or options granted to DFC prior to the Original Signature Date; or (iii) any hedging transaction or transactional banking mandate (each, a ”Designated Finance Transaction” and the financing to be provided thereunder, a ”Designated Finance”), then:

20.24.1.1. the Borrower shall not enter into (or permit any other member of the Group to enter into) such Designated Finance Transaction until it has entered into negotiations with the Lender the aim of which shall be to afford the Lender the opportunity to provide at least 50% (fifty percent) of Designated Finance;

20.24.1.2. if negotiations to be conducted in good faith in connection with such Designated Finance Transaction have continued for a period of 30 (thirty) days (or such longer period as may be agreed in writing between the Borrower and the Lender) following written notice from the Borrower that it (or another member of the Group) intends to engage in a Designated Finance Transaction and have not resulted in an agreement in principle or a formal agreement with the Lender, then and only then may such entity commence negotiations for the procurement of Designated Finance from and/or enter into any Designated Finance Transaction with any third party, provided however that:

20.24.1.2.1. the Borrower (or the other member of the Group) may not enter into any such agreement with any such third party if the terms and conditions of the Designated Finance (taken on a comparison of the material terms of the Designated Finance against the offer of Designated Finance made by the Lender which shall include, but not be limited to pricing offered) are less favourable to the Borrower than the terms and conditions of the Designated Finance offered by the Lender; and

20.24.1.2.2. prior to engaging in a Designated Finance Transaction with any third party, the Borrower shall (or shall ensure that such other member of the Group will) offer the Lender in writing an opportunity to effect such Designated Finance Transaction on the same terms and conditions as are offered by such third party, and if the Lender accepts such offer in respect of the provision of all the Designated Finance in relation to such Designated Finance Transaction, the Borrower shall obtain such Designated Finance from the Lender, it being recorded that the rights conferred on the Lender in this Clause 20.24 shall not extend to proposed funding to the Borrower (or any member of the Group) from a person who is not an RSA Lender.

20.24.2. In this Clause 20.24, “RSA Lender” means a potential funder to the Borrower (or any member of the Group) which is either incorporated in, or which operates in, South Africa.

20.25. Further assurance and Lender undertakings

20.25.1. The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify:

20.25.1.1. to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and/or

20.25.1.2. to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

20.25.2. The Borrower shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

20.25.3. Subject to Clause 20.25.4, the Lender agrees and undertakes in favour of the Borrower that it shall not enforce the Transaction Security created under the Borrower Security Cession Agreement unless it has first (i) enforced or attempted to enforce the Transaction Security created under the NTIGT Guarantee, Pledge and Cession Agreement in accordance with its terms; and (ii) exercised its rights under the Put Option Agreement (which exercise may occur concurrently with the enforcement action referred to in (i) above), affording ASPI the opportunity to take transfer of the NTIGT Pledged Shares to which it has become entitled under the NTIGT Guarantee, Pledge and Cession Agreement, in accordance with the provisions of the Put Option Agreement.

20.25.4. The undertakings given by the Lender under sub-clause 20.25.3:

20.25.4.1. shall immediately lapse if:

20.25.4.1.1. NTIGT in any way opposes or frustrates (or attempts to oppose or frustrate) the enforcement of the NTIGT Guarantee, Pledge and Cession Agreement;

20.25.4.1.2. NTIGT in any way disputes the validity or enforceability of the NTIGT Guarantee, Pledge and Cession Agreement;

20.25.4.1.3. ASPI in any way disputes the validity or enforceability of the Put Option Agreement;

20.25.4.1.4. the transactions contemplated by the Put Option Agreement and ASPI's entry into the Put Option Agreement conflicts with (i) any law or regulation applicable to it or (ii) its constitutional documents; or

20.25.4.1.5. ASPI fails to timeously and properly perform all its obligations under the Put Option Agreement,

20.25.4.2. shall immediately lapse if the Lender notifies ASPI that it is unable to enforce the whole or any part of the Transaction Security under the NTIGT Guarantee, Pledge and Cession Agreement and/or transfer the Pledged Shares to ASPI in terms of the Put Option Agreement (whether as a result of its invalidity or unenforceability, the actions of the Borrower, ASPI, NTIGT or otherwise).

20.25.5. The Put Option Agreement does not in any way limit the Lender's right to enforce the Transaction Security created under the Borrower Security Cession Agreement if the proceeds of the enforcement of the Transaction Security created under the NTIGT Guarantee, Pledge and Cession Agreement are not sufficient to discharge the obligations of the Borrower finally and in full.

20.26. Conditions Subsequent

The Borrower undertakes to procure, in each case, by the date stipulated in relation thereto:

20.26.1. by no later than 21 August 2026, a legal opinion, in form and in substance to the satisfaction of the Lender, on the capacity, corporate power and authority of ASPI to enter into the Put Option Agreement;

20.26.2. by no later than 30 November 2026, written evidence, in form and in substance to the satisfaction of the Lender, that DFC unconditionally and/or conditionally and irrevocably waived the Financial Reporting Default (as defined in item 10(b) (Technical default under Existing Funding Agreement: DFC)) of the Disclosure Schedule;

20.26.3. by no later than 30 November 2026, written evidence, in form and in substance to the satisfaction of the Lender, that IDC has unconditionally and/or conditionally and irrevocably waived every breach (howsoever described) that has arisen or may arise under the Existing Funding Agreement listed in 1.1.43.1, including the technical default described in item 9 (Technical default under Existing Funding Agreement: IDC) of the Disclosure Schedule; and

20.26.4. by no later than 30 November 2026, written evidence, in form and in substance to the satisfaction of the Lender, that DFC has unconditionally and/or conditionally and irrevocably waived every breach (howsoever described) that has arisen or may arise under the Existing Funding Agreement listed in 1.1.43.2, including the technical default described in item 9 and item 10(a) (Technical default under Existing Funding Agreement: DFC) of the Disclosure Schedule.

21. EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 21 is an Event of Default (save for Clause 21.19 (Acceleration)).

21.1. Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

21.1.1. administrative or technical error; or

21.1.2. a Disruption Event,

and payment is made within 3 (three) Business Days of its due date.

21.2. Other obligations

21.2.1. The Borrower or any other Transaction Obligor (other than NTIGT) does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment)).

21.2.2. No Event of Default under Clause 21.2.1 above will occur if the failure to comply is capable of remedy and is remedied within 10 (ten) days of its occurrence.

21.3. Misrepresentation

21.3.1. Any representation or statement made or deemed to be made by the Borrower or any other Transaction Obligor (other than NTIGT) in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.3.2. No Event of Default under Clause 21.3.1 will occur if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 10 (ten) Business Days of the earlier of the Lender giving notice to the Borrower or the Borrower becoming aware of the misrepresentation.

21.4. Change of Control

21.4.1. A Change of Control occurs in relation to the Borrower or Tetra4.

21.4.2. Clause 21.4.1 does not apply to any Change of Control arising solely as a result of the completion of the Noble Africa Merger, provided that ASPI (directly or indirectly through its controlled subsidiaries or affiliates) retains control of the Borrower and Tetra4 following completion of that transaction.

21.4.3. For the purpose of this Clause 21.4:

21.4.3.1. “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate to obtain or consolidate control of Tetra4 or the Borrower, as applicable, through the acquisition (directly or indirectly) of shares in Tetra4 or the Borrower, as applicable, by any of them;

21.4.3.2. “Change of Control” means, in relation to the Borrower or Tetra4:

21.4.3.2.1. any person or group of persons acting in concert gains direct or indirect control of it; or

21.4.3.2.2. the person or group of persons who control it as at the Second Amendment and Restatement Effective Date, cease to control it; and

21.4.3.3. “control” means, in relation to the Borrower or Tetra4, any person directly or indirectly:

21.4.3.3.1. has the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

21.4.3.3.1.1. cast, or control the casting of, more than 50% (fifty) per cent. of the maximum number of votes that might be cast at its general meetings; or

21.4.3.3.1.2. appoint or remove all, or the majority, of its directors or other equivalent officers; or

21.4.3.3.1.3. give directions with respect to the operating and financial policies with which its directors or other equivalent officers are obliged to comply; or

21.4.3.3.2. hold beneficially and legally more than 50% (fifty) per cent of its issued share capital (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

21.5. Licences

Any licence, permit or other Authorisation that is material for the operation, by Tetra4, of its Phase 1 or Phase 1C facilities near Virginia in the Free State in South Africa is suspended or revoked.

21.6. Cross default

21.6.1. Any Financial Indebtedness of the Borrower, Tetra4, NTIGT or ASPI is not paid when due nor within any originally applicable grace period.

21.6.2. Any Financial Indebtedness of the Borrower, Tetra4, NTIGT or ASPI is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

21.6.3. Any commitment for any Financial Indebtedness of the Borrower, Tetra4, NTIGT or ASPI is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

21.6.4. Any creditor of the Borrower, Tetra4, NTIGT or ASPI becomes entitled to declare any Financial Indebtedness of the Borrower, Tetra4, NTIGT or ASPI due and payable prior to its specified maturity as a result of an event of default (however described).

21.6.5. No Event of Default under Clause 21.6 above will occur if the failure to comply is capable of remedy and is remedied within 10 (ten) days of its occurrence.

21.7. Insolvency

21.7.1. The Borrower, NTIGT, ASPI or Tetra4:

21.7.1.1. is or is deemed by any authority or legislation to be unable or admits inability to pay its debts as they fall due;

21.7.1.2. suspends making payments on any of its debts; or

21.7.1.3. by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

21.7.2. The Borrower, NTIGT, ASPI or Tetra4 is or is deemed by any authority or legislation to be Financially Distressed (as defined in the Companies Act).

21.7.3. The value of the assets of the Borrower, NTIGT, ASPI or Tetra4 is less than its liabilities (taking into account contingent and prospective liabilities).

21.7.4. A moratorium is declared in respect of any indebtedness of the Borrower, NTIGT, ASPI or Tetra4.

21.8. Insolvency and business rescue proceedings

21.8.1. Any corporate action, legal proceedings or other procedure or step is taken in relation to:

21.8.1.1. the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, judicial management, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower, NTIGT, ASPI or Tetra4;

21.8.1.2. a composition, compromise, assignment or arrangement with any creditor of the Borrower, NTIGT, ASPI or Tetra4;

21.8.1.3. the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of the Borrower, NTIGT, ASPI or Tetra4 or any of its assets; or

21.8.1.4. enforcement of any Security over any assets of the Borrower, NTIGT, ASPI or Tetra4,

or any analogous procedure or step is taken in any jurisdiction. This Clause 21.8.1 shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 (thirty) days of commencement or (ii) an amalgamation, demerger, merger or corporate reconstruction permitted under Clause 20.11 (Merger).

21.8.2. A meeting is proposed or convened by the directors of the Borrower, ASPI or Tetra4, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of the Borrower, NTIGT, ASPI or Tetra4 or any analogous procedure or step is taken in any jurisdiction.

21.9. Creditors' process

Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of the Borrower or any other member of the Group that is not discharged within 30 (thirty) days.

21.10. Failure to comply with court judgment or arbitral award

The Borrower or any other member of the Group fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction.

21.11. Unlawfulness and invalidity

21.11.1. It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

21.11.2. Any obligation of the Borrower under any Finance Documents is not (subject to the Legal Reservations, or ceases to be. legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

21.11.3. Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Lender) to be ineffective.

21.12. Repudiation of agreements

The Borrower or any other relevant party repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any Transaction Security.

21.13. Cessation of business

The Borrower or Tetra4 suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

21.14. Audit qualification

The Auditors qualify the audited annual consolidated financial statements of the Borrower or Tetra4.

21.15. Litigation

Save as disclosed in the Disclosure Schedule, any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced or threatened:

21.15.1. in relation to the Finance Documents or the transactions contemplated in the Finance Documents; or

21.15.2. otherwise against any member of the Group or its assets (or against the directors of any member of the Group),

which (in each case and with reference to the specific nature of each of the relevant investigation, proceeding or dispute) is reasonably likely to be adversely determined and, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect.

21.16. Expropriation

21.16.1. The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets or the shares in that member of the Group (including without limitation the displacement of all or part of the management of any member of the Group).

21.16.2. By the authority of any governmental, regulatory or other authority or other person:

21.16.2.1. the management of any member of the Group is wholly or substantially replaced; or

21.16.2.2. all or a majority of the shares of any member of the Group or the whole or any part of its assets or revenues is seized, expropriated or compulsorily acquired.

21.17. Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

21.18. Phase 1C

Phase 1C does not achieve, maintain and demonstrate full nameplate LNG production capacity by 15 December 2026.

21.19. Acceleration

On and at any time after the occurrence of an Event of Default the Lender may by notice to the Borrower:

21.19.1. cancel all or any part of the Commitment whereupon it shall immediately be cancelled;

21.19.2. declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

21.19.3. declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Borrower on the instructions of the Lender; and/or

21.19.4. exercise any or all of the rights, remedies, powers or discretions arising under the Finance Documents including, without limitation, enforcing the Transaction Security subject to the provisions of sub-clauses 20.25.3 and 20.25.4 of Clause 20.25 (Further assurance and Lender undertakings).

22. CHANGES TO PARTIES

22.1. The Lender shall be entitled to cede, delegate or transfer all or a portion of its rights, benefits and obligations under the Agreement or other Finance Documents to any other party without the prior consent of the Borrower.

22.2. The Borrower shall not be entitled to cede, delegate or transfer all or a portion of its rights, benefits and obligations under the Agreement or other Finance Documents to any other party.

23. SET-OFF

The Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

24. NOTICES

24.1. Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter and electronic communication as contemplated in Clause 24.5 (Electronic communication) below.

24.2. Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

24.2.1. in the case of the Lender:

Address: 3rd Floor, East Wing, 30 Baker Street, Rosebank, Johannesburg, 2196, South Africa;

Email: George.Kotsovos@standardbank.co.za;

Attention: George Kotsovos, Executive: Energy and Infrastructure Finance;

24.2.2. in the case of the Borrower:

Address: Sandton Gate, Second Floor, 25 Minerva Ave, Glenadrienne, Sandton, Gauteng, 2196, South Africa;

Email: nick@renergen.co.za; will@renergen.co.za;

Attention: Nick Mitchell (Chief Operating Officer),

or any substitute address or department or officer as the relevant Party may notify the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than 5 (five) Business Days' notice.

24.3. Domicilia

24.3.1. Each of the Parties chooses its physical address provided under or in connection with Clause 24.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement or any other Finance Document may be served.

24.3.2. Any Party may by written notice to the other Parties change its domicilium citandi et executandi from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to Clause 24.4 (Delivery).

24.4. Delivery

24.4.1. Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when received by the recipient and, unless the contrary is proved, shall be deemed to be received:

24.4.1.1. if delivered by hand, be deemed to have been received at the time of delivery; and

24.4.1.2. if by way of letter, when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and if a particular department or officer is specified as part of its address details provided under Clause 24.2 (Addresses), if addressed to that department or officer.

24.4.2. Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

24.4.3. Any communication or document which becomes effective, in accordance with Clauses 24.4.1 to 24.4.2, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

24.5. Electronic communication

24.5.1. Unless the Lender notifies the other Parties to the contrary, any communication to be made between the Lender and the Borrower under or in connection with the Finance Documents may be made by electronic mail or other electronic means by way of the electronic mail address specified as part of its address details provided pursuant to Clause 24.2 (Addresses).

24.5.2. Each Party undertakes to notify each other promptly in writing of any change in their electronic mail address and/or any other information required to enable the sending and receipt of information by that means.

24.5.3. Any electronic communication made between the Parties will be effective only when actually received in readable form.

24.5.4. The provisions of this Clause 24.5 shall not apply to any notice, certificate or other document delivered in connection with the Finance Documents or the transactions contemplated thereby which is required to be executed or signed by a Party by hand or otherwise by way of manuscript signature.

24.6. English language

Any notice or other document given under or in connection with any Finance Document must be in English.

25. CALCULATIONS AND CERTIFICATES

25.1. Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender in accordance with its usual practice are prima facie evidence of the matters to which they relate.

25.2. Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

25.3. Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 (three hundred and sixty-five) days (irrespective of whether the year in question is a leap year).

26. PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term “inoperable” in this Clause 26 shall include, without limitation, inoperable by way of suspension or cancellation.

27. REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Documents or other Document or other indulgence shall operate as a waiver, nor shall any single or partial exercise of any such right or remedy otherwise affect any of that Party’s rights in terms of or arising from any Finance Document or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of any Finance Document. No consent to any waiver or novation of a Party’s rights in terms of or arising from any Finance Document shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

28. AMENDMENTS AND WAIVERS

28.1. Amendments and waivers

28.1.1. Subject to Clause 28.2 (Changes to reference rates), any term of this Agreement may be amended or waived only with the consent of the Lender and the Borrower and, where this is required by any Existing Funding Agreement, the consent of the IDC or DFC, as applicable, and any such amendment or waiver will be binding on all Parties.

28.1.2. No amendment or waiver of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

28.2. Changes to reference rates

28.2.1. If a RFR Replacement Event has occurred, any amendment or waiver which relates to:

28.2.1.1. providing for the use of a Replacement Reference Rate in place of that RFR and:

28.2.1.1.1. aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

28.2.1.1.2. enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

28.2.1.1.3. implementing market conventions applicable to that Replacement Reference Rate;

28.2.1.1.4. providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

28.2.1.1.5. adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Lender and the Borrower.

28.2.2. An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on the Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

28.2.2.1. relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and

28.2.2.2. is issued on or after the First Amendment and Restatement Effective Date,

may be made with the consent of the Lender and the Borrower.

28.2.3. In this Clause 28.2:

28.2.3.1. “RFR Replacement Event” means:

28.2.3.1.1. the methodology, formula or other means of determining the RFR has, in the opinion of the Lender and the Borrower, materially changed;

28.2.3.1.2. if:

28.2.3.1.2.1. the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or

28.2.3.1.2.2. information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR;

28.2.3.1.3. the administrator of the RFR publicly announces that it has ceased or will cease to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

28.2.3.1.4. the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued;

28.2.3.1.5. the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or

28.2.3.1.6. in the opinion of the Lender and the Borrower, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

28.2.3.2. “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

28.2.3.3. “Replacement Reference Rate” means a reference rate which is:

28.2.3.3.1. formally designated, nominated or recommended as the replacement for the RFR by:

28.2.3.3.1.1. the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or

28.2.3.3.1.2. any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both clauses, the “Replacement Reference Rate” will be the replacement under clause 28.2.3.1.2;

28.2.3.3.2. in the opinion of the Lender and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or

28.2.3.3.3. in the opinion of the Lender and the Borrower, an appropriate successor to the RFR.

29. CONFIDENTIAL INFORMATION

29.1. Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

29.2. Disclosure of Confidential Information

The Lender may disclose:

29.2.1. to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and other Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 29.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

29.2.2. to any other person:

29.2.2.1. to (or through) whom it transfer (or may potentially transfer) all or any of its rights and obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Lender and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

29.2.2.2. with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of its Affiliates, Related Funds, Representatives and professional advisers;

29.2.2.3. appointed by the Lender or by a person to whom Clause 29.2.2.1 or Clause 29.2.2.2 applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

29.2.2.4. who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 29.2.2.1 or Clause 29.2.2.2;

29.2.2.5. to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

29.2.2.6. to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

29.2.2.7. who is a Party; or

29.2.2.8. with the consent of the Borrower;

in each case, such Confidential Information as the Lender shall consider appropriate if:

29.2.2.8.1. in relation to Clauses 29.2.2.1, 29.2.2.2 and 29.2.2.3, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

29.2.2.8.2. in relation to Clause 29.2.2.4, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

29.2.2.8.3. in relation to Clauses 29.2.2.5, 29.2.2.6, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances; and

29.2.3. to any rating agency (including its professional advisers), such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower.

29.3. Entire agreement

This Clause 29 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

29.4. Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

29.5. Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

29.5.1. of the circumstances of any disclosure of Confidential Information made pursuant to Clause 29.2.2.5 except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

29.5.2. upon becoming aware that Confidential Information has been disclosed in breach of this Clause 29 (Confidential Information).

29.6. Continuing obligations

The obligations in this Clause 29 (Confidential Information) are continuing and, in particular, shall survive and remain binding on the Lender for a period of 12 (twelve) Months from the earlier of:

29.6.1. the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and the Commitment has been cancelled or otherwise ceases to be available; and

29.6.2. the date on which the Lender otherwise ceases to be a Lender.

30. CONFIDENTIALITY OF FUNDING RATES

30.1. Confidentiality and disclosure

30.1.1. The Lender and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clauses 30.1.2, 30.1.3 below.

30.1.2. The Lender may disclose:

30.1.2.1. any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

30.1.2.2. any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services.

30.1.3. The Lender and the Borrower may disclose any Funding Rate, to:

30.1.3.1. any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this Clause 30.1.3.1 is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

30.1.3.2. any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law, regulation or applicable accounting standards if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

30.1.3.3. any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigation, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

30.1.3.4. any person with the consent of the Lender.

30.2. Related obligations

30.2.1. The Lender and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including, securities law relating to insider dealing and market abuse and the Lender and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

30.2.2. The Lender and the Borrower agree (to the extent permitted by law and regulation) to inform the other Party:

30.2.2.1. of the circumstances of any disclosure made pursuant to Clause 30.1.3.2 except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

30.2.2.2. upon becoming aware that any information has been disclosed in breach of this Clause 30.

30.3. No Event of Default

No Event of Default will occur under Clause 21.2 (Other obligations) by reason only of the Borrower’s failure to comply with this Clause 30.

31. RENUNCIATION OF BENEFITS

The Borrower renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

32. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

33. WAIVER OF IMMUNITY

The Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

33.1. the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

33.2. the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

34. SOLE AGREEMENT

This Agreement constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

35. NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document in regard to the subject matter thereof.

36. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it is governed by South African law.

37. ENFORCEMENT

37.1. The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a ”Dispute”).

37.2. The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

37.3. Notwithstanding Clause 37.1, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

[SIGNATURE PAGES FOLLOW AFTER SCHEDULES]

Schedule 6  – Reference Rate Terms

Cost of funds as a fallback
Cost of funds will apply as a fallback.
Definitions
“Break Costs”	None specified.
“Business Day Conventions (definition of “Month” and Clause 10.2 (Non-Business Days))”	a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

i. subject to paragraph iii below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

ii. if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
iii. if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

“Central Bank Rate”	The repurchase rate of the South African Reserve Bank as published by the South African Reserve Bank from time to time.
“Central Bank Rate Adjustment”	Not applicable
“Credit Adjustment Spread”	0.1142% (zero point one one four two percent)
“Daily Rate”	The “Daily Rate” for any RFR Banking Day is:
a) the RFR for that RFR Banking Day;
b) if the RFR for that RFR Banking Day is not available, the Historic RFR for that RFR Banking Day which is no more than 3 (three) RFR Banking Days before that RFR Banking Day; or
c) if paragraph b) above applies but the Historic RFR for that RFR Banking Day is not available, the percentage rate per annum which is the Central Bank Rate for that RFR Banking Day; or

d) if paragraph c) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the most recent Central Bank Rate for a day which is no more than 5 (five) RFR Banking Days before that RFR Banking Day, rounded, in either case, to 3 (three) decimal places.

“Lookback Period”	5 (five) RFR Banking Days.
“Margin”	1.46% (one point four six percent) per annum
“Market Disruption Rate”	The percentage rate per annum which is the aggregate of:
a) the Cumulative Compounded RFR Rate for the Interest Period of the Loan; and
b) the applicable Credit Adjustment Spread.
“Relevant Market”	The ZAR overnight wholesale funding market.
“Reporting Day”	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.
“RFR”

The South African Rand overnight index average (ZARONIA) administered by the South African Reserve Bank (or any other person which takes over the administration of that rate) published by the South African Reserve Bank (or any other person which takes over the publication of that rate).

“RFR Banking Day”	A day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg.
“Interest Periods” Reporting Times

In relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

Deadline for Lenders to report market disruption in accordance with Clause 10.2 (Market disruption)	Close of business in Johannesburg on the Reporting Day for the Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 10.3 (Cost of funds)

Close of business on the date falling 2 (two) Business Days after the Reporting Day for the Loan (or, if earlier, on the date falling 2 (two) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Schedule 7  – Daily Non-Cumulative Compounded RFR Rate

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for the Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Lender performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the ”Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Lender performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“ tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

"tni" has the meaning given to that term above.

Schedule 8     – Cumulative Compounded RFR Rate

The “Cumulative Compounded RFR Rate” for any Interest Period for the Loan is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

“d” means the number of calendar days during that Interest Period.